UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                                  IDACORP, Inc.
                (Name of Registrant as Specified in its Charter)

                                   ----------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                     [Logo]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          May 19, 2005, AT BOISE, IDAHO

                                                                  April 11, 2005


TO THE SHAREHOLDERS OF IDACORP, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of IDACORP, Inc. ("IDACORP") will be held on May 19, 2005 at 10:00 a.m. local time at the Idaho Power Company Corporate Headquarters Building, 1221 West Idaho Street, Boise, Idaho, for the following purposes:

     1.   to elect four Directors of IDACORP for a three year term;

     2. to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for IDACORP for the fiscal year ending December 31, 2005;

     3. to re-approve the material terms of the performance goals under the IDACORP 2000 Long-Term Incentive and Compensation Plan;

     4. to approve the IDACORP 2000 Long-Term Incentive and Compensation Plan, as amended, including the authorization of additional shares; and

     5. to transact such other business that may properly come before the meeting and any adjournment or adjournments thereof.

     Common shareholders of record of IDACORP at the close of business on March 31, 2005, are entitled to vote at the meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. Shareholders interested in attending in person must make a reservation by calling (800) 635-5406. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE VOTE YOUR PROXY PROMPTLY. It is important that your shares be represented at the meeting. Please vote your proxy, regardless of the size of your holdings, as promptly as possible. Any shareholder voting a proxy who attends the meeting may vote in person by revoking that proxy prior to or at the meeting.

                                        By Order of the Board of Directors
                                        Thomas R. Saldin
                                        Corporate Secretary

                  TO SHAREHOLDERS WHO RECEIVE MULTIPLE PROXIES
IF YOU OWN IDACORP COMMON STOCK OTHER THAN THE SHARES SHOWN ON THE ENCLOSED PROXY, YOU WILL RECEIVE A PROXY IN A SEPARATE ENVELOPE FOR EACH SUCH HOLDING. PLEASE VOTE EACH PROXY RECEIVED.

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
Notice of Annual Meeting of Shareholders ..................................................................   1
Proxy Statement ...........................................................................................   3
     General Information ..................................................................................   3
     Cost and Method of Solicitation ......................................................................   3
     Matters to be Voted Upon .............................................................................   3
     Record Date ..........................................................................................   3
     Outstanding Voting Securities ........................................................................   3
     Voting ...............................................................................................   3
     Secret Ballot ........................................................................................   5
     Election of Directors ................................................................................   5
     The Board of Directors and Committees ................................................................   8
     Corporate Governance .................................................................................   9
     Ratification of Appointment of Independent Registered Public Accounting Firm .........................  12
     Report of the Audit Committee of the Board of Directors ..............................................  13
     Independent Accountant Billings ......................................................................  14
     Re-Approval of Material Terms of IDACORP 2000 Long-Term Incentive and
       Compensation Plan Performance Goals ................................................................  14
     Approval of the IDACORP 2000 Long-Term Incentive and Compensation Plan,
       as amended .........................................................................................  16
     Other Business .......................................................................................  25
     Security Ownership of Directors and Executive Officers ...............................................  26
     Section 16(a) Beneficial Ownership Reporting Compliance ..............................................  27
     Compensation of Directors and Executive Officers .....................................................  28
          Report of Compensation Committee of the Board of Directors on
            Executive Compensation ........................................................................  28
          Summary Compensation Table ......................................................................  33
          Option/SAR Grants in Fiscal Year 2004 ...........................................................  34
          Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
            Option/SAR Values .............................................................................  34
          Director Compensation ...........................................................................  35
          Employment Contracts and Change of Control Agreements ...........................................  35
          Performance Graph ...............................................................................  37
          Retirement Benefits .............................................................................  38
     Annual Report ........................................................................................  40
     Shared Address Shareholders ..........................................................................  40
     2006 Annual Meeting of Shareholders ..................................................................  40

Exhibits

     Exhibit A Independence Standards - Corporate Governance Guidelines ................................... A-1
     Exhibit B Policy for Pre-Approval of Independent Auditor Services .................................... B-1
     Exhibit C IDACORP 2000 Long-Term Incentive and Compensation Plan ..................................... C-1
     Exhibit D IDACORP Audit Committee Charter ............................................................ D-1

                                 PROXY STATEMENT
                                  IDACORP, Inc.
                             1221 West Idaho Street
                                  P. O. Box 70
                               Boise, Idaho 83707

GENERAL INFORMATION

     This Proxy Statement and the accompanying form of proxy will first be sent to shareholders on or about April 11, 2005 and are provided to the shareholders of IDACORP in connection with the solicitation of proxies on behalf of the Board of Directors of IDACORP for use at the 2005 Annual Meeting of Shareholders (the "Annual Meeting") and any adjournment or adjournments thereof. The Annual Meeting is scheduled to be held on May 19, 2005, at 10:00 a.m., local time, at the Idaho Power Company Corporate Headquarters Building, 1221 West Idaho Street, Boise, Idaho.

COST AND METHOD OF SOLICITATION

     The cost of soliciting proxies will be paid by IDACORP. In order to be assured that a quorum of outstanding shares will be represented at the meeting, proxies may be solicited by officers and regular employees of IDACORP, personally or by telephone, telegraph, fax, mail or other electronic means, without extra compensation. In addition, the solicitation of proxies from brokers, banks, nominees and institutional investors will be made by Georgeson Shareholder Communications, Inc. at a cost of approximately $4,000 plus out-of-pocket expenses. IDACORP will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to beneficial owners.

MATTERS TO BE VOTED UPON

     As of April 11, 2005, the only known business to be presented at the Annual Meeting is as follows: (1) the election of four Directors, (2) the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2005, (3) the re-approval of the material terms of the performance goals under the IDACORP 2000 Long-Term Incentive and Compensation Plan and (4) the approval of the IDACORP 2000 Long-Term Incentive and Compensation Plan, as amended, including the authorization of additional shares. See "Other Business."

RECORD DATE

     The Board of Directors has fixed March 31, 2005 as the date for the determination of shareholders of IDACORP entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on March 31, 2005 will be entitled to vote at the Annual Meeting.

OUTSTANDING VOTING SECURITIES

     The outstanding voting securities of IDACORP as of the record date for the Annual Meeting are 42,394,236 shares of common stock, without par value, each share being entitled to one vote.

VOTING

     Shareholders of record may vote their proxies by telephone, through the Internet or by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope.

     Shareholders whose shares are held by a bank or broker may be able to vote by telephone or through the Internet. Follow the instructions you receive from your bank or broker.

     Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet service providers and telephone companies; such charges must be paid by the shareholder.

     IDACORP has been advised by counsel that the procedures for Internet and telephone voting are consistent with the requirements of applicable law.

     Under the Idaho Business Corporation Act, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Assuming a quorum is present, the following votes are required for approval of each proposal at the Annual Meeting:

          (i) Proposal No. 1 - Directors of IDACORP are elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election of directors. Votes may be cast in favor or withheld; votes that are withheld will have no effect on the results.

          (ii) Proposal No. 2 - the ratification of the selection of an independent registered public accounting firm for IDACORP for 2005 is approved if the votes cast in favor exceed the votes cast opposing ratification.

          (iii) Proposal No. 3 - the re-approval of the material terms of the performance goals under the IDACORP 2000 Long-Term Incentive and Compensation Plan, for Internal Revenue Code Section 162(m) purposes, requires the affirmative vote of a majority of the votes cast. Under the laws of the State of Idaho, the matter is approved if the votes cast in favor exceed the votes cast opposing re-approval. Abstentions and broker non-votes will have no effect on the results.

          (iv) Proposal No. 4 - the approval of the IDACORP 2000 Long-Term Incentive and Compensation Plan, as amended, including the authorization of additional shares, for New York Stock Exchange purposes, requires the affirmative vote of a majority of the votes cast provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the matter. Under the laws of the State of Idaho, the Plan as amended is approved if the votes cast in favor of the Plan as amended exceed the votes cast opposing the Plan as amended. Abstentions and broker non-votes will have no effect on the results, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the Plan as amended.

     Broker non-votes occur if brokers are given no voting instructions from their customers with respect to Proposals No. 3 and 4 since the New York Stock Exchange rules prohibit discretionary voting on equity compensation plans.

     If no direction is given by a shareholder, properly executed proxies received will be voted FOR Proposal No. 1, election of the nominees for Directors, FOR Proposal No. 2, ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm for 2005, FOR Proposal No. 3, re-approval of the material terms of the performance goals under the IDACORP 2000 Long-Term Incentive and Compensation Plan, and FOR Proposal No. 4, approval of the IDACORP 2000 Long-Term Incentive and Compensation Plan, as amended, including the authorization of additional shares.

     A proxy may be revoked at any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her proxy by oral notice at that time. Otherwise, revocation of a proxy must be mailed to the Secretary of IDACORP at 1221 West Idaho Street, Boise, Idaho 83702-5610, and received prior to the meeting.

SECRET BALLOT

     It is the policy of IDACORP that all proxies for the Annual Meeting that identify shareholders, including employees, are to be kept secret, and no such document shall be available for examination nor shall the identity and vote of any shareholder be disclosed to IDACORP representatives or to any third party. Proxies are returned to the independent tabulator who receives, inspects and tabulates the proxies. Individual voted proxies and ballots are not seen by or reported to IDACORP except (i) as necessary to meet applicable legal requirements, (ii) to allow the independent election inspectors to certify the results of the shareholder vote, (iii) in the event of a matter of significance where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission or (iv) to respond to shareholders who have written comments on their proxies.

                            1. ELECTION OF DIRECTORS

     IDACORP's Board of Directors consists of 11 members. IDACORP's Articles of Incorporation, as amended, provide that Directors are elected for three-year terms, with approximately one-third of the Board of Directors elected at each annual meeting of shareholders. The four Directors standing for election for the IDACORP Board of Directors at the Annual Meeting are identified below as nominees for election with terms to expire in the year 2008. All nominees are currently Directors of IDACORP. Christopher L. Culp, who served as a Director since 2002, resigned from the Board of Directors effective January 20, 2005 because of ongoing business scheduling conflicts. The Board thanks Dr. Culp for his distinguished service to IDACORP. Jack K. Lemley retired from the Board on January 2, 2005, having reached the mandatory retirement age of 70. On January 20, 2005, IDACORP amended its Bylaws to raise the mandatory retirement age to
72. Following this amendment, Mr. Lemley was invited to rejoin the Board, and did so, effective February 1, 2005.

     Unless otherwise instructed, proxies received will be voted in favor of the election of the Director nominees. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more should be unable to do so, the proxies will be voted for nominees selected by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

NOMINEES FOR ELECTION - TERMS EXPIRE 2008

JACK K. LEMLEY .......   Director of Lemley & Associates, Inc. (management
                         consulting company) (since 1987); formerly Chairman of
                         the Board and Chief Executive Officer and a director of
                         American Ecology Corp. (provider of environmental
                         services to producers and handlers of hazardous, toxic
                         and radioactive wastes) (1995-2001); director of the
                         following IDACORP subsidiaries: Idaho Power Company
                         since 1995 and IDACORP Technologies, Inc. since 2000;
                         director of IDACORP since 1998. Age 70

RICHARD G. REITEN ....   Former Chairman of the Board of Northwest Natural
                         (provider of natural gas in Oregon and southwest
                         Washington) (2000-2005); formerly President and Chief
                         Executive Officer (1997-2000) and President and Chief
                         Operating Officer (1995-1997); former President and
                         Chief Operating Officer of Portland General Electric
                         (electric public

                         utility) (1992-1995); former President of Portland
                         General Corp. (1989-1992); director of NW Natural
                         (provider of natural gas) (since 2000); U.S. Bancorp
                         (banking services) (since 1998); Building Materials
                         Holding Corp. (provider of construction services, manufactured building components and materials to professional residential builders and contractors)
                         (since 2001) and National Fuel Gas (a diversified energy company providing interstate natural gas transmission and storage) (since 2004); director of the following IDACORP subsidiaries: Idaho Power Company since 2004 and IDACORP Technologies, Inc. since 2004;
                         director of IDACORP since 2004. Age 65

JOAN H. SMITH ........   Self-employed consultant (consulting on regulatory
                         strategy and telecommunications) (since 2003); former
                         Oregon Public Utility Commissioner (1990-2003);
                         affiliate director with Wilk & Associates/LECG LLP (a
                         public consulting organization) (since 2003); director
                         of the following IDACORP subsidiaries: Idaho Power
                         Company since 2004 and IDACOMM since 2004; director of
                         IDACORP since 2004. Age 62

THOMAS J. WILFORD ....   President of Alscott, Inc. (real estate development and
                         other investments) (since 1993); Chief Executive
                         Officer of J.A. and Kathryn Albertson Foundation, Inc.
                         (a family foundation committed and striving to be a
                         catalyst for positive educational change) (since 2003)
                         and formerly President (1995-2003); director of the
                         following IDACORP subsidiaries: Idaho Power Company
                         since 2004; director of IDACORP since 2004. Age 62

CONTINUING DIRECTORS - TERMS EXPIRE 2007

ROTCHFORD L. BARKER ..   Private Investor; Director, American Ecology
                         Corporation (provider of environmental services to
                         producers and handlers of hazardous, toxic and
                         radioactive wastes) (since 1996); Member and former
                         director Chicago Board of Trade (since 1964); director
                         of the following IDACORP subsidiaries: Idaho Power
                         Company since 1999; director of IDACORP since 1999. Age
                         68

J. LaMONT KEEN .......   Executive Vice President, IDACORP, Inc. (since 2002)
                         and President and Chief Operating Officer, Idaho Power
                         Company (since 2002); formerly Senior Vice President -
                         Administration and Chief Financial Officer (1999-2002);
                         Senior Vice President - Administration, Chief Financial
                         Officer and Treasurer (1999); Vice President, Chief
                         Financial Officer and Treasurer (1996-1999); Vice
                         President and Chief Financial Officer (1991-1996);
                         Controller (1988-1991); director of the following
                         IDACORP subsidiaries: Idaho Power Company since 2004,
                         IDACORP Technologies, Inc. since 2004 and Idaho Energy
                         Resources Company since 1991; director of IDACORP since
                         2004. Age 52

JON H. MILLER ........   Chairman of the Board of IDACORP since 1999; Private
                         Investor; formerly President and Chief Operating
                         Officer (1978-1990) and a director (1977-1990) of Boise
                         Cascade Corporation (distributor of office products and
                         building materials and an integrated manufacturer and

                         distributor of paper, packaging and wood products);
                         director of the following IDACORP subsidiaries: Idaho
                         Power Company since 1988; director of IDACORP since
                         1998. Age 67

ROBERT A. TINSTMAN ...   Executive Chairman of James Construction Group
                         (construction services) (since 2002); former President
                         and Chief Executive Officer (1995-1999) and director
                         (1995-1999) of Morrison Knudsen Corporation (general
                         contractor providing global mining, engineering and
                         construction services); former Chairman of
                         Contractorhub.com (e-marketplace for contractors,
                         subcontractors and suppliers) (2000-2001); director of
                         the Home Federal Bancorp (banking services) (since
                         1999); CNA Surety (surety company offering contract and
                         commercial surety bonds) (since 2004); director of the
                         following IDACORP subsidiaries: Idaho Power Company and
                         IDACORP Technologies, Inc. since 1999; director of
                         IDACORP since 1999. Age 58

CONTINUING DIRECTORS - TERMS EXPIRE 2006

GARY G. MICHAEL ......   Former Chairman of the Board and Chief Executive
                         Officer (1991-2001) of Albertson's, Inc. (food-drug
                         retailer); director of The Clorox Company (manufacturer
                         and marketer of household products) (since 2001);
                         Office Max (distributor of business and retail office
                         products, including office supplies, paper, technology
                         products and services, and furniture) (since 2004);
                         Harrah's Entertainment, Inc. (casino entertainment)
                         (since 2001); Questar, Inc. (integrated natural gas
                         company) (since 1994); Graham Packaging Company (a
                         designer and manufacturer of customized plastic
                         containers) (Advisory Board) (since 2002); director of
                         the following IDACORP subsidiaries: Idaho Power Company
                         since 2001; director of IDACORP since 2001. Age 64

PETER S. O'NEILL .....   Chairman and Chief Executive Officer of O'Neill
                         Enterprises L.L.C. (developer of planned communities)
                         (since 1990); director of Building Materials Holding
                         Corporation (provider of construction services,
                         manufactured building components and materials to
                         professional residential builders and contractors)
                         (since 1993); director of the following IDACORP
                         subsidiaries: Idaho Power Company since 1995 and
                         IDACORP Financial Services, Inc. since 1999; director
                         of IDACORP since 1998. Age 68

JAN B. PACKWOOD ......   President and Chief Executive Officer of IDACORP (since
                         1999) and Chief Executive Officer of Idaho Power (since
                         2002); formerly President and Chief Executive Officer
                         (1999-2002); President and Chief Operating Officer
                         (1997-1999); Executive Vice President (1996-1997) and
                         Vice President - Bulk Power (1989-1996) of Idaho Power;
                         director of the following IDACORP subsidiaries: Idaho
                         Power Company since 1997, Idaho Energy Resources
                         Company since 1990, IDACORP Financial Services, Inc.
                         since 1997, Ida-West Energy Company since 1999, IDACOMM
                         since 2002, IDACORP Technologies, Inc. since 1999;
                         director of IDACORP since 1998. Age 62

                      THE BOARD OF DIRECTORS AND COMMITTEES

     The IDACORP Board of Directors held six meetings in 2004. The average attendance during 2004 at all meetings of the Board and all meetings of the committees of the Board was 100 percent.

Independence

     IDACORP currently has 11 members on its Board of Directors. All are non-employees, except for Jan B. Packwood, President and Chief Executive Officer and J. LaMont Keen, Executive Vice President. Rotchford L. Barker, Jack K. Lemley, Gary G. Michael, Jon H. Miller, Peter S. O'Neill, Richard G. Reiten, Joan H. Smith, Robert A. Tinstman and Thomas J. Wilford have been determined by the Board of Directors to be "independent" based on all relevant facts and circumstances and under the New York Stock Exchange listing standards and the Corporate Governance Guidelines, which contain the policy and categorical standards on director independence. The independence standards used by the Board of Directors to determine whether members are independent are set forth in IDACORP's Corporate Governance Guidelines and are included as Exhibit A to this Proxy Statement. The office of the Chairman of the Board and the Chief Executive Officer has been separated since June 1999. The non-management directors have held meetings separate from management since 1998. Mr. Miller, the independent Chairman of the Board, presides at Board meetings and regularly-scheduled executive sessions of non-management directors.

Committees

     The standing committees of the Board are the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The Committee of Outside Directors was eliminated effective July 15, 2004. Board committees, their membership during 2004 and a brief statement of their principal responsibilities are presented below.

     Executive Committee

     The Executive Committee acts on behalf of the Board of Directors when the Board is not in session, except on those matters which require action of the full Board. Members of the Committee are Jan B. Packwood (Chairman), Gary G. Michael, Jon H. Miller, Peter S. O'Neill and Robert A. Tinstman. Mr. Lemley served on the Executive Committee until January 2, 2005. During 2004, the Executive Committee met one time.

     Audit Committee

     The Audit Committee was established as a separately-designated standing committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and is comprised of three independent directors, as that term is defined in the listing standards of the New York Stock Exchange. Members of the Audit Committee are Gary G. Michael (Chairman), Rotchford L. Barker and Thomas J. Wilford. Mr. Lemley served as Chairman until January 2, 2005 and Dr. Culp served as a member of the Audit Committee until his resignation from the Board of Directors on January 20, 2005. All members are "financially literate" as the Board of Directors interprets that term, and Messrs. Michael, Barker and Wilford have been determined to be "audit committee financial experts."

     Mr. Michael serves on the audit committee of three other publicly registered companies in addition to IDACORP. The Board of Directors of IDACORP has determined that such service does not impair Mr. Michael's ability to serve on the Audit Committee.

     The Audit Committee assists the Board of Directors in the oversight of the integrity of the IDACORP financial statements; compliance with legal and regulatory requirements; the qualifications, independence and performance of the independent auditors; and the performance of the internal audit function. The Committee also prepares the Audit Committee Report as required by the Securities and Exchange Commission to be included in the proxy statement for the annual meeting of shareholders. During 2004, the Audit Committee met twelve times.

     Compensation Committee

     The Compensation Committee has direct responsibility to review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer's performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer's compensation level based on this evaluation. The Compensation Committee also makes recommendations to the Board with respect to non-Chief Executive Officer compensation and incentive-compensation plans and equity-based plans that are subject to Board approval; produces the Compensation Committee report on executive officer compensation as required by the Securities and Exchange Commission to be included in the proxy statement for the annual meeting of shareholders; and oversees the compensation and employee benefit plans and practices. Members of the Compensation Committee are Robert A. Tinstman (Chairman), Jack K. Lemley (effective February 1, 2005), Peter S. O'Neill and Richard G. Reiten. Mr. Wilford served as a member until January 1, 2005. Each member is independent as that term is defined in the applicable New York Stock Exchange listing standards. During 2004, the Compensation Committee met six times.

     Corporate Governance Committee

     The Corporate Governance Committee, which is also the nominating committee, identifies individuals qualified to become directors, consistent with criteria approved by the Board, and selects, or recommends that the Board select, the candidates for all directorships to be filled by the Board or by the shareholders; develops and recommends to the Board a set of corporate governance guidelines applicable to IDACORP; oversees the evaluation of the Board and management; reviews the compliance programs including the Code of Business Conduct and Ethics; and takes a leadership role in shaping the corporate governance of IDACORP. Members of the Corporate Governance Committee are Peter
S. O'Neill (Chairman), Jon H. Miller and Joan H. Smith. Mr. Michael served as Chairman until January 1, 2005 and Dr. Culp served as a member until his resignation from the Board of Directors on January 20, 2005. Each member is independent as that term is defined in the applicable New York Stock Exchange listing standards. During 2004, the Corporate Governance Committee met four times.

Attendance at Annual Meetings

     Pursuant to the Corporate Governance Guidelines, all Directors are expected to attend the annual meeting of shareholders and be available, when requested by the chair, to answer any questions shareholders may have. All members of the Board of Directors attended the 2004 annual meeting.

                              CORPORATE GOVERNANCE

Background

     IDACORP has adopted corporate governance and disclosure requirements under the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission's rules interpreting and implementing the Sarbanes-Oxley Act, the listing standards of the New York Stock Exchange and Securities and

Exchange Commission disclosure requirements on expanded nominating committee processes. This includes (1) written charters for the Audit Committee, Corporate Governance Committee and Compensation Committee and (2) Corporate Governance Guidelines, which address issues including the responsibilities, qualifications and compensation of the Board of Directors, as well as Board leadership, Board committees and self-evaluation. The written committee charters and the Corporate Governance Guidelines of IDACORP are available on IDACORP's website and may be accessed by following the hypertext links listed at http://www.idacorpinc.com/corpgov/default.cfm. Printed copies may be obtained without charge by writing to the Secretary of IDACORP at 1221 West Idaho Street, Boise, Idaho 83702-5610.

Code of Ethics

     IDACORP's principal subsidiary, Idaho Power Company, had for many years a Code of Business Conduct and Ethics, which applied to all directors, officers and employees of Idaho Power Company, including the principal executive officer and senior financial and accounting officers. IDACORP adopted a new Code of Business Conduct and Ethics in July 2003, which applies to all directors, officers, including the chief executive officer, principal financial and accounting officers, and employees of IDACORP and its subsidiaries. The Code of Conduct may be accessed at the IDACORP website referred to above. Printed copies may be obtained without charge by writing to the Secretary, IDACORP, 1221 West Idaho Street, Boise, Idaho 83702-5610.

     Amendments to the Code or waivers of the Code as required by Regulation S-K, Item 406 or the New York Stock Exchange listing standards will be posted on the IDACORP website referred to above.

Process for Shareholders to Recommend Nominees for Directors

     IDACORP has processes in place which permit shareholders to recommend directors in accordance with the Bylaws and Corporate Governance Guidelines. Shareholders wishing to recommend a candidate to be considered by the Corporate Governance Committee for nomination as a Director must submit recommendations in writing to the Secretary of IDACORP no later than 120 days prior to the first anniversary of the date on which IDACORP first mailed proxy materials for the preceding year. In the event of a special meeting of shareholders to elect one or more directors, recommendations must be submitted in writing no later than the close of business on the tenth day after the day of the public announcement of such meeting and of director nominees proposed by the Board of Directors. The written recommendations must include all information with respect to the candidate required to be disclosed in the solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules thereunder, including the recommended candidate's consent. The shareholder submitting the recommendations must provide his or her name, address and class and number of shares of voting stock owned beneficially and of record including a statement as to how long the shareholder has held such stock. The Secretary will review all written recommendations and send those conforming to these requirements to the Corporate Governance Committee.

Board Membership Criteria

     Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. IDACORP endeavors to have a Board of Directors representing diverse experience at policy-making levels in business, finance and accounting and in areas that are relevant to the company's activities. At least one Director shall meet the requirements of the definition of an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K. Directors are required to retire upon reaching age 72.

     Non-management directors should be independent under the New York Stock Exchange listing standards.

Process for Determining Director Nominees

     The Corporate Governance Committee follows the procedures set forth below when identifying new Director nominees, including any recommendations submitted by shareholders in compliance with the Bylaws and the policies set forth herein:

     o the Corporate Governance Committee identifies the need to fill a vacancy on the Board or, if approved by the Board, to add new Board member(s);

     o the Chairman of the Corporate Governance Committee initiates the search,

          - soliciting advice from the Chairman of the Board, the lead independent director, the Chief Executive Officer, other directors, management and any other persons he or she deems appropriate,

          - reviewing any candidates submitted by shareholders in compliance with the Bylaws and the policies set forth herein, and

          -    hiring a search firm, if he or she chooses;

     o an initial group of candidates is identified and presented to the Corporate Governance Committee;

     o the Corporate Governance Committee gathers any additional information it deems appropriate, including information necessary to determine if the candidate(s)

          -    are "independent" under applicable laws, regulations and rules,

          - do not violate any requirements applicable to IDACORP or any federal or state laws, rules or regulations, including federal and state regulatory agencies, the New York Stock Exchange, the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002, and

          - meet all requirements under the Corporate Governance Guidelines, committee charters, the Bylaws, the Codes and any other applicable corporate document or policy;

     o the Corporate Governance Committee evaluates any potential conflicts, including financial or business relationships;

     o the Corporate Governance Committee evaluates whether the candidates would likely represent a special interest or single issue;

     o the Corporate Governance Committee meets to narrow the list of candidates;

     o the Chairman of the Board, the Corporate Governance Committee and the Chief Executive Officer interview any or all of the candidates, if they deem it appropriate;

     o the Corporate Governance Committee meets to consider and approve the final candidate(s);

     o the Corporate Governance Committee seeks full Board approval of the selected candidate(s).

     The Chairman keeps the full Board informed of the Committee's progress.

     Mr. Reiten, Ms. Smith and Mr. Wilford were appointed to the Board of Directors in 2004 and are standing for election for the first time. Mr. Reiten was recommended to the Corporate Governance Committee by the Chief Executive Officer, Ms. Smith by an executive officer and Mr. Wilford by a non-management director. The Chairman of the Corporate Governance Committee did not retain a search firm to identify or evaluate any nominees.

How to Contact the Board and the Audit Committee

     The Board of Directors has developed a process by which shareholders and other interested parties can send communications to members of the Board. If you have a concern that you believe warrants the attention of the Board of Directors, including the Chairman of the Board or non-management directors as a group, you may call a toll-free helpline at 1-866-384-4277. If your concern is of an ethical nature, you may log on to www.ethicspoint.com, and follow the instructions for filing a report. All reports will be routed to the General Counsel who then forwards the report directly to the Chairman of the Board. Any report regarding questionable accounting practices, internal accounting controls or auditing matters will be routed by the General Counsel to the Chairman of the Board and the Chairman of the Audit Committee.

                        2. RATIFICATION OF APPOINTMENT OF
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     At the Annual Meeting, the shareholders will be asked to ratify the selection by the Audit Committee of Deloitte & Touche LLP as the firm of independent registered public accountants to audit the financial statements of IDACORP for the fiscal year 2005. This firm has conducted consolidated annual audits of IDACORP since its formation in 1998 and is one of the world's largest firms of independent certified public accountants. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have an opportunity to make a statement and to respond to appropriate questions.

     The shareholders' ratification vote will not have any effect on the appointment or retention of Deloitte & Touche LLP as IDACORP's independent registered public accounting firm for the current fiscal year. However, the Audit Committee will consider the shareholders' vote as a factor in determining its appointment of IDACORP's independent registered public accounting firm for 2006. The Audit Committee reserves the right, in its sole discretion, to change the appointment of the independent registered public accounting firm at any time during a fiscal year if it determines that such a change would be in the best interests of IDACORP and its shareholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF IDACORP FOR 2005.

     The ratification of the selection of the independent registered public accounting firm for IDACORP is approved if the votes cast in favor exceed the votes cast opposing ratification.

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Audit Committee of the IDACORP Board of Directors is composed of three directors, who are independent as defined in the applicable NYSE listing standards. The Committee has a written charter adopted by the Board of Directors. The charter is posted on the IDACORP website and may be accessed by following the hypertext link listed at http://www.idacorpinc.com/corpgov/default.cfm.

     The Committee has reviewed and discussed the audited consolidated financial statements of IDACORP with management and the independent registered public accountants. The Committee discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

     The independent registered public accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the Committee discussed with the independent registered public accountants that firm's independence.

     Based on the Committee's review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of IDACORP be included in its Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.


                                        Gary G. Michael (Chairman)
                                        Rotchford L. Barker
                                        Thomas J. Wilford

                         INDEPENDENT ACCOUNTANT BILLINGS

     Aggregate fees billed to IDACORP for the fiscal years ended December 31, 2004 and 2003 by IDACORP's principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") are:

Fees Billed                                                                        2004         2003
-----------                                                                        ----         ----
Audit Fees .................................................................    $ 1,047,623   $ 531,470
Audit-Related Fees (1) .....................................................        162,890     309,902
Tax Fees (2) ...............................................................        229,183     137,234
All Other Fees .............................................................            -0-         -0-
                                                                                -----------   ---------
Total Fees: ................................................................    $ 1,439,696   $ 978,606
                                                                                ===========   =========

----------
(1) Includes fees for audits of IDACORP's benefit plans, stand alone audits of subsidiaries, Sarbanes-Oxley Section 404 readiness assistance and work in connection with regulatory inquiries.

(2) Includes fees for tax compliance and tax consulting in connection with Internal Revenue Service account analysis.

     Policy on Audit Committee Pre-Approval. IDACORP and the Audit Committee are committed to ensuring the independence of the independent auditor, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with applicable securities rules. The Audit Committee's Policy for the Pre-Approval of Independent Auditor Services is included as Exhibit B to this Proxy Statement. All fees were pre-approved by the Audit Committee in 2004.

                        3. RE-APPROVAL OF MATERIAL TERMS
                       OF IDACORP 2000 LONG-TERM INCENTIVE
                     AND COMPENSATION PLAN PERFORMANCE GOALS

     The Board of Directors recommends that shareholders re-approve the material terms of the performance goals for performance-based incentives under the IDACORP 2000 Long-Term Incentive and Compensation Plan (the "Plan") to preserve IDACORP's ability to deduct compensation associated with future performance-based incentive awards to be made under the Plan.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") places a limit of $1,000,000 on the amount IDACORP may deduct in any one year for compensation paid to its CEO and each of its other four most highly-compensated executive officers. There is, however, an exception to this limit for certain performance-based compensation. Awards made pursuant to the Plan may constitute performance-based compensation not subject to the deductibility limitation of Section 162(m) of the Code. However, in order to continue to qualify for this exception, the shareholders must reapprove, every five years, the material terms of the performance goals of the Plan under which compensation will be paid. Shareholder re-approval must also be obtained if the material terms of the Plan's performance goals are changed. Shareholders last approved the Plan's performance goals in 2000. The Board is now submitting the Plan's performance goals for re-approval at the 2005 Annual Meeting. The material terms of the performance goals being submitted for re-approval for purposes of Section 162(m) of the Code are outlined below.

Eligibility and Participation

     Persons eligible to participate in the Plan include all officers, directors and key employees of IDACORP and its subsidiaries, as determined by the Compensation Committee. The approximate number of persons who are currently eligible to participate under the Plan is 70, which includes nine non-employee directors.

Performance Goals

     Performance goals, which are established by the Compensation Committee, will be based on one or more of the following measures: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, earnings before interest, operating ratios, stock price, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios, budget achievement, performance against budget, and/or market performance. Budget achievement and performance against budget have been added to the list of available performance measures under the Plan. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

Maximum Grants under the Plan

     Grants under the Plan may be made in the form of stock, stock options, stock appreciation rights ("SARs"), performance units, performance shares, dividend equivalents, restricted stock, restricted stock units and "other awards" defined under Article 10 of the Plan. Except in the case of adjustments or grants made under the Plan's adjustment provision described below, and replacement grants made in connection with mergers, acquisitions, reorganizations or similar transactions, the per share exercise price of stock options and the grant price of SARs awarded under the Plan will not be less than the fair market value of IDACORP's common stock on the date of grant. The value of a performance unit intended to qualify as performance-based compensation under Section 162(m) of the Code shall not exceed the value of a share of common stock.

     Subject to adjustment pursuant to the antidilution provisions of the Plan, the total number of shares with respect to which options or SARs may be granted in any calendar year to any covered employee under Section 162(m) of the Code shall not exceed 250,000 shares; (ii) the total number of shares of restricted stock or restricted stock units that are intended to qualify as performance-based compensation under Section 162(m) of the Code that may be granted in any calendar year to any covered employee shall not exceed 250,000 shares or units, as the case may be; (iii) the total number of performance shares or performance units that may be granted in any calendar year to any covered employee shall not exceed 250,000 shares or units, as the case may be;
(iv) the total number of shares that are intended to qualify as performance-based compensation under Section 162(m) of the Code granted pursuant to Article 10 of the Plan in any calendar year to any covered employee shall not exceed 250,000 shares; (v) the total cash award that is intended to qualify as performance-based compensation under Section 162(m) of the Code that may be paid pursuant to Article 10 of the Plan in any calendar year to any covered employee shall not exceed $500,000 and (vi) the aggregate amount of dividend equivalents that are intended to qualify as performance-based compensation under Section 162(m) of the Code that a covered employee may receive in any calendar year shall not exceed $1,000,000.

     A "covered employee" means a person specified in Section 162(m) of the Code--generally the chief executive officer and the next four most highly-compensated executive officers.

     The Board of Directors believes that it is in the best interests of IDACORP and its shareholders to receive the full income tax deduction for performance-based compensation paid under the Plan. The Board is therefore asking the shareholders to re-approve, for purposes of Section 162(m) of the Code, the material terms of the performance goals set forth above.

     The complete text of the Plan is set forth as Exhibit C hereto. A summary of the material terms of the Plan and the Regulation S-K, Item 201(d) table appear under Item 4 below.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     Re-approval of the material terms of the performance goals under the Plan for purposes of Section 162(m) of the Code requires the affirmative vote of a majority of votes cast. Under the laws of the State of Idaho, the matter is approved if the votes cast in favor exceed the votes cast opposing re-approval. Abstentions and broker non-votes will have no effect on the results.

                           4. APPROVAL OF THE IDACORP
                            2000 LONG-TERM INCENTIVE
                       AND COMPENSATION PLAN, AS AMENDED

     The IDACORP 2000 Long-Term Incentive and Compensation Plan (the "Plan") was approved by the Board of Directors on January 20, 2000 and became effective upon approval by the shareholders at the 2000 Annual Meeting. The Plan was amended in 2001 by the Board of Directors and approved by the shareholders at the 2001 Annual Meeting to increase the number of shares available under the Plan and to increase the Code Section 162(m) limits.

     The Board of Directors approved a 1,050,000 increase in the number of shares subject to the Plan and other amendments at its March 17, 2005 meeting, subject to shareholder approval at the 2005 Annual Meeting.

     The following is a summary of the material terms of the Plan, as amended. For the complete text of the Plan, please see Exhibit C hereto.

Purpose of the Plan

     The purpose of the Plan is to promote the success and enhance the value of IDACORP by linking the personal interests of officers, key employees and directors to those of IDACORP's shareholders and customers. The Plan is further intended to assist IDACORP in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

Effective Date and Duration

     The Plan became effective upon approval by shareholders at the 2000 Annual Meeting, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all shares subject to the Plan shall have been purchased or acquired.

Amendments

     The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to certain restrictions as stated in the Plan.

Administration of the Plan

     The Plan is administered by the Compensation Committee or such other committee as the Board of Directors shall select consisting solely of two or more members of the Board of Directors (the "Committee"). Subject to the terms of the Plan, the Committee has full power under the Plan to determine persons to receive awards, the type of awards and the terms thereof. The Committee may amend outstanding awards, subject to certain restrictions as stated in the Plan.

Shares Subject to the Plan

     When it became effective, the Plan authorized the grant of up to 750,000 shares of IDACORP common stock, without par value. In 2001, the Board of Directors and shareholders approved an increase of 1,300,000 in the number of shares that may be granted under the Plan. On March 1, 2005, 554,737 shares remained available for issuance. On March 17, 2005, the Board of Directors amended the Plan to increase the number of shares subject to the Plan by 1,050,000 to 3,100,000, subject to shareholder approval. Shares underlying awards that lapse, are forfeited or are not paid in shares may be reused for subsequent awards. If the option exercise price is satisfied by tendering shares, only the net number of shares shall be deemed issued under the Plan. Shares may be authorized but unissued shares of common stock, treasury stock or shares purchased on the open market. The last reported sale price of a share of IDACORP common stock on the New York Stock Exchange on February 28, 2005 was $28.91.

     If a merger, reorganization, consolidation, recapitalization, liquidation, split-up, spin-off, share combination, share exchange, stock split, reverse stock split, stock dividend or other change in the corporate structure of IDACORP affecting the common stock occurs, the Committee shall make such adjustments to outstanding awards, the number and/or kind of shares of stock that may be delivered under the Plan, including the annual limits for Section 162(m) of the Code, and the number and kind and/or price of shares of common stock subject to outstanding awards under the Plan, as it deems appropriate and equitable to prevent dilution or enlargement of participants' rights. The Committee may not amend an outstanding option for the sole purpose of reducing the exercise price thereof.

Eligibility and Participation

     Persons eligible to participate in the Plan include all officers, directors and key employees of IDACORP and its subsidiaries, as determined by the Committee. The approximate number of persons who are currently eligible to participate under the Plan is 70, which includes nine non-management directors.

Grants Under the Plan

     Internal Revenue Code Section 162(m). The Committee may grant awards under the Plan that are intended to qualify as performance-based compensation under
Section 162(m) of the Code.

     Subject to adjustment pursuant to the antidilution provisions of the Plan, the total number of shares with respect to which options or SARs may be granted in any calendar year to any covered employee under Section 162(m) of the Code shall not exceed 250,000 shares; (ii) the total number of shares of restricted stock or restricted stock units that are intended to qualify as performance-based compensation under Section 162(m) of the Code that may be granted in any calendar year to any covered employee shall not exceed 250,000 shares or units, as the case may be; (iii) the total number of performance shares or performance units that may be granted in any calendar year to any covered employee shall not exceed 250,000 shares or units, as the case may be;
(iv) the total number of shares that are intended to qualify as performance-based compensation under Section 162(m) of the Code granted pursuant to Article 10 of the Plan in any calendar year to any covered employee shall not exceed 250,000 shares; (v) the total cash award that is intended to qualify as performance-based compensation under Section 162(m) of the Code that may be paid pursuant to Article 10 of the Plan in any calendar year to any covered employee shall not exceed $500,000 and (vi) the aggregate amount of dividend equivalents that are intended to qualify as performance-based compensation under Section 162(m) of the Code that a covered employee may receive in any calendar year shall not exceed $1,000,000. A covered employee means those persons specified in Section 162(m) of the Code, generally the chief executive officer and the next four most highly-compensated executive officers. The value of a performance unit intended to qualify as performance-based compensation under Section 162(m) of the Code shall not exceed the value of a share of common stock.

     Stock Options. The Committee may grant incentive stock options ("ISOs") and nonqualified stock options ("NQSOs"). Except in the case of adjustments or grants made under the Plan's adjustment provision (described above under the heading "Shares Subject to the Plan"), and replacement grants made in connection with mergers, acquisitions, reorganizations or similar transactions, the exercise price for each such award shall be not less than the fair market value of a share of IDACORP common stock on the date of grant. Options shall expire at such times and shall have such other terms and conditions as the Committee may determine. Dividend equivalents may also be granted.

     The option exercise price is payable in cash or its equivalent, in shares of IDACORP common stock having a fair market value equal to the exercise price, by broker-assisted cashless exercise, by other methods that the Committee may prescribe or any combination of the foregoing.

     Stock Appreciation Rights. The Committee may grant SARs with such terms and conditions as the Committee may determine. SARs granted under the Plan may be in the form of freestanding SARs or tandem SARs. Except in the case of adjustments or grants made under the Plan's adjustment provision (described above under the heading "Shares Subject to the Plan"), and replacement grants made in connection with mergers, acquisitions, reorganizations or similar transactions, the base value of a freestanding SAR shall be equal to the fair market value of a share of IDACORP common stock on the date of grant. The base value of a tandem SAR shall be equal to the option exercise price of the related option. Dividend equivalents may also be granted.

     Freestanding SARs may be exercised upon such terms and conditions as are imposed by the Committee. A tandem SAR may be exercised only with respect to the shares of IDACORP common stock for which its related option is exercisable.

     Upon exercise of an SAR, a participant will receive the product of the excess of the fair market value of a share of IDACORP common stock on the date of exercise over the base value multiplied by the number of shares with respect to which the SAR is exercised. Payment due to the participant upon exercise may be made in cash, in shares of IDACORP common stock having a fair market value equal to such cash amount, or in a combination of cash and shares, as determined by the Committee.

     Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be granted in such amounts and subject to such terms and conditions as determined by the Committee. The Committee may establish performance goals, as described below, for restricted stock and restricted stock units.

     Participants holding restricted stock may exercise full voting rights with respect to those shares during the restricted period and, subject to the Committee's right to determine otherwise, will receive regular cash dividends. All other distributions paid with respect to the restricted stock shall be credited, subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. Dividend equivalents may be granted on restricted stock units.

     Performance Units and Performance Shares. Performance units and performance shares may be granted in such amounts and subject to such terms and conditions as determined by the Committee. The Committee shall set performance goals, which, depending on the extent to which they are met during the performance periods established by the Committee, will determine the number and/or value of performance units/shares that will be paid out to participants. Dividend equivalents may also be granted.

     Participants shall receive payment of the value of performance units/shares earned after the end of the performance period. Payment of performance units/shares shall be made in cash and/or shares of common stock which have an aggregate fair market value equal to the value of the earned performance units/shares at the end of the applicable performance period, in such combination as the Committee determines. Shares may be granted subject to any restrictions deemed appropriate by the Committee.

     Other Awards. The Committee may make other awards which may include, without limitation, the grant of shares of common stock based upon attainment of performance goals established by the Committee as described below, the payment of shares in lieu of cash or cash based on performance goals and the payment of shares in lieu of cash under other IDACORP incentive or bonus programs.

     Taxes. Awards, and amounts distributed pursuant to awards, under the Plan may result in tax withholding obligations. Share withholding for taxes is permitted.

     Performance Goals. Performance goals, which are established by the Committee, shall be based on one or more of the following measures: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, earnings before interest, operating ratios, stock price, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios, budget achievement, performance against budget and/or market performance. Budget achievement and performance against budget achievement were added to the list of available performance measures under the Plan pursuant to the Plan amendments approved by the Board of Directors at its March 17, 2005 meeting. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

Termination of Employment or Board Service

     Each award agreement shall set forth the participant's rights with respect to each award following termination of employment with the Company or service on the Board of Directors.

Transferability

     Except as otherwise determined by the Committee and subject to the provisions of the Plan, awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a participant's rights shall be exercisable only by the participant or the participant's legal representative during his or her lifetime.

Change in Control

     Upon a change in control, as defined below,

     (a) Any and all options and SARs granted under the Plan shall become immediately vested and exercisable;

     (b) Any restriction periods and restrictions imposed on restricted stock, restricted stock units, qualified restricted stock and qualified restricted stock units shall be deemed to have expired; any performance goals shall be deemed to have been met at the target level; restricted stock and qualified restricted stock shall become immediately vested in full and restricted stock units and qualified restricted stock units shall be paid out in cash; and

     (c) The target payout opportunity attainable under all outstanding awards of performance units and performance shares and any other awards not described above shall be deemed to have been fully earned for the entire performance period(s) as of the effective date of the change in control. All such awards shall become immediately vested. All performance shares and other awards granted pursuant to Article 10 that are denominated in shares shall be paid out in shares, and all performance units and other awards granted pursuant to Article 10 shall be paid out in cash.

     For purposes of the above, a change in control of IDACORP means the earliest of the following events to occur: (i) the announcement of an acquisition by a party or certain related parties of 20% or more of IDACORP's outstanding voting stock; (ii) the commencement of a tender or exchange offer which would result in a person owning 30% or more of IDACORP's outstanding voting stock; (iii) the announcement of a transaction required to be described under Item 6(e) of the proxy rules; (iv) a proposed change in a majority of the Board of Directors within a two-year period without the approval of two-thirds of the Board; (v) entry into a merger or similar agreement, after which IDACORP's shareholders would hold less than two-thirds of the voting power of the surviving entity; (vi) Board approval of a plan of liquidation or sale of all or substantially all of IDACORP's assets and (vii) any other event deemed by the Executive Committee to be a change in control.

Award Information

Option Grants Under IDACORP 2000 Long-Term Incentive and Compensation Plan

                                            Number of
                                            Securities
                                            Underlying               Exercise Price
Name and Position                        Options Granted               Per Share             Expiration Date
Jan B. Packwood                              100,000                    $35.810                 7/18/2010
President & Chief                             60,000                    $40.310                 1/17/2011
Executive Officer                             91,000                    $39.500                 1/16/2012
                                             136,000                    $22.920                 3/19/2013
                                              33,800                    $31.210                 1/14/2014

J. LaMont Keen                                40,000                    $35.810                 7/18/2010
Executive Vice President                      30,000                    $40.310                 1/17/2011
                                              44,000                    $39.500                 1/16/2012
                                              65,000                    $22.920                 3/19/2013
                                              16,600                    $31.210                 1/14/2014

                                            Number of
                                            Securities
                                            Underlying               Exercise Price
Name and Position                        Options Granted               Per Share             Expiration Date
Darrel T. Anderson                             4,000                    $40.310                 1/17/2011
Sr. Vice President -                           6,000                    $39.500                 1/16/2012
Administrative Services and                    1,000                    $38.680                 2/28/2012
Chief Financial Officer                       35,000                    $22.920                 3/19/2013
                                               9,900                    $31.210                 1/14/2014

Robert W. Stahman                              4,000                    $40.310                 1/17/2011
Vice President, General Counsel                6,000                    $39.500                 1/16/2012
and Secretary                                  9,000                    $22.920                 3/19/2013
(Retired)                                      3,900                    $31.210                 1/14/2014

A. Bryan Kearney                               4,000                    $40.310                 1/17/2011
Vice President and Chief                       6,000                    $39.500                 1/16/2012
Information Officer                            9,000                    $22.920                 3/19/2013
                                               3,600                    $31.210                 1/14/2014

Gregory W. Panter                              4,000                    $39.500                 1/16/2012
Vice President - Public Affairs                6,000                    $22.920                 3/19/2013
                                               2,700                    $31.210                 1/14/2014

All current IDACORP executive                140,000                    $35.810                 7/18/2010
officers as a group                          102,000                    $40.310                 1/17/2011
                                             159,000                    $39.500                 1/16/2012
                                               1,000                    $38.680                 2/28/2012
                                             264,000                    $22.920                 3/19/2013
                                              72,900                    $31.210                 1/14/2014

All current directors who are not             18,000                    $39.500                 1/16/2012
executive officers as a group                 21,000                    $31.210                 1/14/2014
                                               3,000                    $30.480                 3/17/2014
                                              13,500                    $30.460                 3/31/2014
                                               3,000                    $26.490                 6/22/2014

Each nominee for election as
a director

Jack K. Lemley                                 3,000                    $39.500                 1/16/2012
                                               3,000                    $31.210                 1/14/2014
                                               2,250                    $30.460                 3/31/2014

Richard G. Reiten                              3,000                    $31.210                 1/14/2014
Joan H. Smith                                  3,000                    $26.490                 6/22/2014
Thomas J. Wilford                              3,000                    $30.480                 3/17/2014

Each associate of such persons                     0

                                            Number of
                                            Securities
                                            Underlying               Exercise Price
Name and Position                        Options Granted               Per Share             Expiration Date
Each other person who received                     0
5% of such options

All employees, including all                 220,000                    $35.810                 7/18/2010
current officers who are not                 174,000                    $40.310                 1/17/2011
executive officers, as a group               100,000                    $37.730                 6/10/2011
                                             324,000                    $39.500                 1/16/2012
                                               1,000                    $38.680                 2/28/2012
                                             412,000                    $22.920                 3/19/2013
                                              14,000                    $25.000                 4/30/2013
                                               5,000                    $24.800                 5/18/2013
                                             142,100                    $31.210                 1/14/2014

It is not possible to determine awards that will be made in the future pursuant to the Plan.

Federal Income Tax Consequences

     The following is a brief summary of the principal federal income tax consequences relating to options awarded under the Plan. This summary is based on IDACORP's understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

     Capitalized terms not defined herein, which are defined in the Plan, shall have the meanings set forth in the Plan.

     Consequences to the Optionholder

     Grant. There are no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or NQSOs under the Plan.

     Exercise. The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the ISO no later than three months following the termination of the optionholder's employment. However, such exercise may give rise to alternative minimum tax liability (see "Alternative Minimum Tax" below).

     Upon the exercise of a NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of IDACORP common stock at the time of exercise over the amount paid therefor by the optionholder as the exercise price. The ordinary income, if any, recognized in connection with the exercise by an optionholder of a NQSO will be subject to both wage and employment tax withholding.

     The optionholder's tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a NQSO, the amount of ordinary income, if any, recognized by the optionholder upon exercise thereof.

     Qualifying Disposition. If an optionholder disposes of shares of IDACORP common stock acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such shares (generally the option exercise price).

     Disqualifying Disposition. If the optionholder disposes of shares of IDACORP common stock acquired upon the exercise of an ISO (other than in certain tax-free transactions) within two years from the date on which the ISO was granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of each such share's fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder's actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized in a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise of the shares of IDACORP common stock purchased by the optionholder under the option, the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), the loss will be a capital loss.

     Other Disposition. If an optionholder disposes of shares of IDACORP common stock acquired upon exercise of a NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder's basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of IDACORP common stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of IDACORP common stock were held for more than one year from the date such shares were transferred to the optionholder.

     Alternative Minimum Tax. Alternative minimum tax ("AMT") is payable if and to the extent the amount thereof exceeds the amount of the taxpayer's regular tax liability, and any AMT paid generally may be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income.

     For AMT purposes, the spread upon exercise of an ISO (but not a NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of IDACORP common stock at such time for subsequent AMT purposes. However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

     Consequences to IDACORP

     There are no federal income tax consequences to IDACORP by reason of the grant of ISOs or NQSOs or the exercise of an ISO (unless the exercise involves a disqualifying disposition).

     At the time the optionholder recognizes ordinary income from the exercise of a NQSO, IDACORP will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that IDACORP satisfies its reporting obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, IDACORP will be entitled to a corresponding deduction in the year in which the disposition occurs.

     IDACORP will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a NQSO. IDACORP will be required to withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of NQSOs.

     Other Tax Consequences

     The foregoing discussion is not a complete description of the federal income tax aspects of options granted under the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     Approval of the Plan as amended for New York Stock Exchange purposes requires the affirmative vote of a majority of the votes cast, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the matter. Under the laws of the State of Idaho, the Plan, as amended, will be approved if the votes cast in favor exceed the votes cast opposing the matter. Abstentions and broker non-votes will have no effect on the results, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the matter.

Equity Compensation Plan Information:

     The following table includes information as of December 31, 2004 with respect to equity compensation plans where equity securities of IDACORP may be issued. These plans are the 1994 Restricted Stock Plan (RSP), the IDACORP 2000 Long-Term Incentive and Compensation Plan (LTICP) and the Non-Employee Director Stock Compensation Plan (DSP).

                            (a)                         (b)                       (c)
                                                                                  Number of securities
                                                                                  remaining available for
                            Number of securities to     Weighted-average          future issuance under
                            be issued upon exercise     exercise price of         equity compensation
                            of outstanding options,     outstanding options,      plans (excluding securities
Plan Category               warrants and rights         warrants and rights       reflected in column (a))
--------------------------------------------------------------------------------------------------------------
Equity compensation
plans approved by
shareholders (1)            1,238,050                   $32.581                   862,106(2)(3)
--------------------------------------------------------------------------------------------------------------
Equity compensation
plans not approved by
shareholders (4)            -                           -                         65,066
--------------------------------------------------------------------------------------------------------------
Total                       1,238,050                   $32.581                   927,172
--------------------------------------------------------------------------------------------------------------

(1)  Consists of the RSP and the LTICP.
(2) In addition to being available for future issuance upon exercise of options, 800,050 shares under the LTICP may instead be issued in connection with stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares or other equity-based awards.
(3)  62,056 shares remain available for future issuance under the RSP.
(4)  Consists of shares available for future issuance under the DSP.

Equity Compensation Plans Not Approved by IDACORP Shareholders

     The DSP was adopted by the Board of Directors effective May 17, 1999. The purpose of the DSP is to increase Directors stock ownership through stock-based director compensation. The DSP initially provided for an annual stock grant in June of each year valued at $6,000 with a maximum number of shares available under the plan of 10,500. Effective January 1, 2000, the DSP was amended to increase the annual grant to stock valued at $8,000. Effective April 1, 2002, the number of shares available under the plan was increased to 100,000 and the annual grant was increased to $16,000 in part to offset the termination of the directors non-qualified deferred compensation plan. On January 20, 2005, the annual grant was increased to stock valued at $40,000 and the grant date changed to February of each year. The plan provides for a total of 100,000 shares that may be granted from treasury stock or stock purchased on the open market.

                                 OTHER BUSINESS

         Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. In addition, other than as discussed below, they have not been informed that any other matter will be presented to the meeting by others. One shareholder submitted a proposal for inclusion in the proxy statement, which IDACORP has omitted pursuant to Rule 14a-8 of the Securities and Exchange Commission's proxy rules. Shareholders entitled to vote who comply with the Company's advance notice bylaw provisions may present proposals at the annual meeting. If this shareholder complies with the advance notice bylaw provisions and properly presents his proposal at the Annual Meeting, it is the intention of the persons named in the proxy to vote against such proposal. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of IDACORP common stock beneficially owned on March 1, 2005, by the Directors and nominees, by those Executive Officers named in the Summary Compensation Table and by the Directors and Executive Officers of IDACORP as a group:

                                                           Amount of Beneficial        Stock       Percent Of
Title of Class       Name of Beneficial Owner                  Ownership(1)          Options(2)       Class
Common Stock         Rotchford L. Barker                          17,817                3,300           *
Common Stock         J. LaMont Keen(3)                           154,727              111,720           *
Common Stock         Jack K. Lemley(4)                             9,317                3,300           *
Common Stock         Gary G. Michael                              10,408                3,300           *
Common Stock         Jon H. Miller                                 8,317                3,300           *
Common Stock         Peter S. O'Neill                              9,592                3,300           *
Common Stock         Jan B. Packwood                             341,188              243,760         1.3%
Common Stock         Richard G. Reiten                             3,536                  600           *
Common Stock         Joan H. Smith                                 1,936                  -0-           *
Common Stock         Robert A. Tinstman                           10,817                3,300           *
Common Stock         Thomas J. Wilford                             3,236                  600           *
Common Stock         Robert W. Stahman(5)                         24,605                6,600           *
Common Stock         Darrel T. Anderson                           37,624               23,380           *
Common Stock         A. Bryan Kearney                             19,386               11,120           *
Common Stock         Gregory W. Panter                            11,610                5,340           *
Common Stock         All Directors and Executive                 684,242              426,200         2.6%
                     Officers of IDACORP as a
                     group (19 persons)

*Less than 1 percent.

(1) Includes shares of common stock subject to forfeiture and restrictions on transfer granted pursuant to the 1994 Restricted Stock Plan or the 2000 Long-Term Incentive and Compensation Plan. Also includes shares of common stock that the beneficial owner has the right to acquire within 60 days upon exercise of stock options.

(2) Exercisable within 60 days and included in the amount of beneficial ownership column.

(3) Mr. Keen disclaims all beneficial ownership of the 197 shares owned by his wife.

(4) Mr. Lemley disclaims all beneficial ownership of the 2,500 shares owned by his wife.

(5) Mr. Stahman disclaims all beneficial ownership of the 27 shares held by his wife for children.

     Except as indicated above, all Directors and executive officers have sole voting and investment power for the shares held by them including shares owned through the Employee Savings Plan and the Dividend Reinvestment and Stock Purchase Plan.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

IDACORP's directors and executive officers are required to file initial reports of ownership and reports of changes of ownership of IDACORP common stock with the Securities and Exchange Commission. Based solely upon a review of these filings furnished to IDACORP for 2004 or written representations from IDACORP directors and executive officers that no Form 5 was required, IDACORP believes that all required filings were timely made in 2004, except for Lori D. Smith for whom an amended Form 3 was filed. The initial Form 3 filed by Ms. Smith did not include shares of IDACORP common stock held by her spouse in his 401-k plan or those of her spouse's mother held by her spouse as conservator.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee (the "Committee") of IDACORP (the "Company") established all components of 2004 compensation for the Chief Executive Officer and the executive officers of the Company. The Company's executive officers also serve as executive officers of Idaho Power Company, the Company's primary subsidiary. Compensation paid to the executive officers and discussed here is for their services to the Company and all subsidiaries. The Committee is composed of three non-employee Directors who qualify as independent under the listing standards of the New York Stock Exchange. The Committee operates under a written charter which is posted at the Company's website at www.idacorpinc.com.

     As part of its function, the Committee discharges the responsibilities of the Board of Directors relating to compensation of the Chief Executive Officer and the executive officers and oversight of the Company's compensation and employee benefit plans and practices. The Committee has the direct responsibility to (1) review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, (2) evaluate the Chief Executive Officer's performance in light of those goals and objectives, (3) either as a committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer's compensation level based on this evaluation, (4) make recommendations to the Board with respect to non-Chief Executive Officer compensation and incentive-compensation plans and equity-based plans that are subject to Board approval, (5) produce the Compensation Committee report on executive officer compensation as required by the Securities and Exchange Commission to be included in the Company's proxy statement for the annual meeting of shareholders and (6) oversee the Company's compensation and employee benefit plans and practices. Following the development of recommendations by the Committee, all issues related to executive compensation are submitted to the other independent directors of the Board of Directors for approval. The independent directors approved, without modification, all executive compensation recommendations of the Committee for 2004. The Committee retains an outside consultant specializing in executive compensation to provide expertise on the Committee's various responsibilities and other matters coming before the Committee. The outside consultant does not do other work for the Company.

COMPENSATION PHILOSOPHY

The Company's compensation philosophy is designed to:

1. manage employee compensation as an investment with the expectation that employees will contribute to the Company's overall success;

2. be competitive with respect to those companies in the markets in which we compete for employees, allowing the Company to successfully attract and retain the qualified employees necessary for long-term success;

3. recognize individuals for their demonstrated ability to perform their responsibilities and create long-term shareholder value; and

4.   balance total compensation with the Company's ability to pay.

COMPENSATION MARKET FOR 2004

     As required by its charter, the Committee reviewed the Company's executive compensation program for 2004, including the goals and objectives of the program, general and utility industry compensation surveys and compensation levels at the peer group of companies used for comparison purposes. The previous peer group of companies was fourteen electric utility holding companies with similar business lines and average annual revenues of $2.2 billion. After review, the Committee determined that with the 2003 wind-down of IDACORP Energy L.P., the IDACORP energy marketing subsidiary, this peer group of companies did not appropriately reflect the size and complexity of the Company. In July 2003, the Committee selected twelve comparable electric utility holding companies with median annual revenues of $1.2 billion as the appropriate group for future compensation purposes. While this group is different from the EEI 100 Electric Utilities Index used in the performance graph, the Committee believes this group is representative of the Company's size, complexity and diversity and is appropriate for compensation purposes.

2004 BASE SALARIES

     The Committee reviews salary ranges for the Chief Executive Officer and the executive officers annually, using salary comparisons for similar positions in general and utility industry compensation surveys and in the twelve comparable electric utility holding companies referred to above. However, in January 2004, the Committee decided that because 2003 had been a difficult financial year, the dividend had been reduced to provide funding for future growth and drought conditions were expected to continue into 2004, 2003 base salary levels for management would not be adjusted. Therefore, the Chief Executive Officer and the named executive officers, except for one executive officer who had been recently promoted, received no base salary increases for 2004.

SHORT-TERM INCENTIVE COMPENSATION

     The Executive Incentive Plan ties a portion of the annual compensation of the Chief Executive Officer and each executive officer to achieving a specified financial goal. For 2004, the established financial goal was pre-incentive earnings on common stock for IDACORP with a threshold, target and maximum level. The threshold level for earnings on common stock was set at $67.5 million, with the target at $75.1 million and the maximum set at $82.1 million. The award opportunities varied by position as a percentage of base salary with the award opportunities for the Chief Executive Officer and the executive officers ranging from the threshold level of 15 percent to a maximum of 100 percent. The Executive Incentive Plan does not permit the payment of awards unless there is payment of awards under the Employee Incentive Plan. The performance levels within the financial goal were established based upon forecasted performance for 2004. In 2004, IDACORP's pre-incentive earnings on common stock were $81.76 million and, as a result, executive officers received an award equal to 97.6 percent of their maximum award opportunity permitted under the Executive Incentive Plan. Awards under the Executive Incentive Plan are reflected in the bonus column of the Summary Compensation Table.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive grants are intended to develop and retain strong management through share ownership, recognize future performance and maximize shareholder value. Restricted stock, performance shares and stock options were granted to the Chief Executive Officer and the other executive officers in 2004.

     The value of each grant is set by the Committee based on a comparison by position with general and utility industry compensation surveys and compensation levels at the comparison group and is targeted near the median level.

1.   Restricted Stock Plan

     a.   2002 Performance Share Grant

          In January 2002, a grant of performance shares was made to the executive officers including the Chief Executive Officer under the 1994 Restricted Stock Plan. That grant was for a three year restricted period through December 31, 2004, with a target Cumulative Earnings Per Share ("CEPS") of $9.25. The total CEPS for the three-year restricted period was $4.75 resulting in these shares being forfeited.

          b.   2004 Restricted Stock/Performance Share Grants

               (i)  Restricted Stock

               In January 2004, a grant of restricted stock under the Restricted Stock Plan was made. These shares vest on December 31, 2007. To receive a final share award, the Chief Executive Officer and each executive officer must remain employed (with certain exceptions) with the Company during the entire restricted period. Dividends are paid on the shares during the restricted period and are not subject to forfeiture.

               (ii) Performance Shares

               A grant of performance shares under the Restricted Stock Plan was made in January 2004, with a three-year restricted period beginning January 1, 2004 and ending December 31, 2006, with a single financial performance goal of CEPS. To receive a final share award, the Chief Executive Officer and each executive officer must remain employed, as an officer, during the entire restricted period (with certain exceptions), and IDACORP must achieve the CEPS performance goal established by the Committee. Dividends are paid on the performance shares at the target level during the restricted period and are not subject to forfeiture.

               The restricted stock and performance share grants (expressed as a percentage of base salary converted into shares of stock based upon the closing stock price for a share of IDACORP common stock on December 31 of the year preceding the grant) varied by position. The restricted stock percentage for the Chief Executive Officer is targeted at 45 percent. For all other executive officers, the target percentages range from 15 percent to 37 percent. The performance share percentages for the Chief Executive Officer range from 23 percent if CEPS are earned at the threshold level to a maximum of 68 percent if CEPS are earned at the maximum level. For all other executive officers, the percentages range from a threshold level of 8 percent to a maximum of 55 percent. The Committee established the grant percentages for restricted stock and performance share grants as part of its annual executive compensation review, and the 2004 grants when combined with other forms of long-term incentive were at a level above the median target levels among the comparison group.

2.   Stock Options

     In January 2004, stock options were granted to the Chief Executive Officer and the executive officers under the IDACORP 2000 Long-Term Incentive and Compensation Plan. The exercise price of these options is equal to the fair market value of IDACORP's common stock on the date of grant. The options vest ratably over five years (20% per year). The size of each award was determined based on the criteria for awarding long-term incentives discussed above and ranged from 2,700 to 9,900 options for each of the Vice Presidents and Senior Vice Presidents, to 16,600 options for the Executive Vice President to 33,800 options for the Chief Executive Officer.

     The 2004 compensation paid to IDACORP executive officers qualified as fully deductible under federal tax laws. The Committee continues to review the impact of federal tax laws on executive compensation, including Section 162(m) of the Internal Revenue Code.

CHIEF EXECUTIVE OFFICER COMPENSATION - 2004

     As discussed above, the Committee determined not to increase Mr. Packwood's base salary for 2004. His 2004 total compensation package (base salary and the opportunity at the target level in the short-term and long-term incentive compensation components) was approximately 21.7 percent above the median level of the total compensation packages for Chief Executive Officers for the new comparison group. The Committee determined that based upon Mr. Packwood's experience in the Chief Executive Officer position and the leadership he had provided the Company in the successful wind down of IDACORP Energy, working through the Western energy crisis and transitioning the Company from a trading environment back to a traditional utility environment merited a total compensation package at a level above the median in the comparison group.

1.   Executive Incentive Plan

     Mr. Packwood is a participant in the Executive Incentive Plan with a 2004 award opportunity that ranged from a threshold level of 25 percent to a maximum of 100 percent of base salary. This award level was established based upon the executive officer compensation review referenced above. In 2004, the Company achieved 97.6 percent of the IDACORP pre-incentive earnings on common stock goal, and as a result, Mr. Packwood received an award under the Executive Incentive Plan of 97.6 percent of his base salary. This award is reflected in the bonus column of the Summary Compensation Table.

2.   Long Term Incentive

     a.   2002 Performance Share Grant

     In January 2002, a target grant of 5,000 performance shares was made to Mr. Packwood under the Restricted Stock Plan for a three-year restricted period through December 31, 2004. As discussed above, the Company did not achieve the minimum level of performance for the three-year restricted period and as a result, those shares were forfeited.

     b.   2004 Restricted Stock/Performance Share Grants

          (i)  Restricted Stock

          Mr. Packwood received a grant of restricted stock equal to 45 percent of his base salary in 2004. These shares vest on December 31, 2007 if he remains continuously employed (with certain exceptions) with the Company during the entire restricted period. Dividends are paid on the shares during the restricted period and are not subject to forfeiture.

          (ii) Performance Shares

          Mr. Packwood received a grant of performance shares at the target level of 45 percent of his base salary in 2004 and will receive a final share award after the restricted period ends in December 2006 if he remains employed by the Company as an officer during the entire restricted period (with certain exceptions) and IDACORP achieves its CEPS performance goal established by the Committee. The performance share percentages for Mr. Packwood range from a threshold level of 23 percent to a maximum of 68 percent. Dividends are paid on the performance shares at the target level during the restricted period and are not subject to forfeiture.

     In addition, Mr. Packwood received a stock option grant of 33,765 shares in January 2004 under the IDACORP 2000 Long-Term Incentive and Compensation Plan with an exercise price set at fair market value on the date of grant. The stock options vest ratably over a five-year period (20% per year) contingent upon Mr. Packwood's continued employment with the Company.


                  Robert A. Tinstman, Chairman
                  Peter S. O'Neill
                  Richard G. Reiten

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL                     LONG-TERM
                                         COMPENSATION                 COMPENSATION
                                         ------------                 ------------

                                                                         AWARDS
                                                                         ------

                                                            RESTRICTED         SECURITIES
                                                              STOCK            UNDERLYING          ALL OTHER
NAME AND                              SALARY      BONUS      AWARD(S)      STOCK OPTIONS/SARs   COMPENSATION(2)
PRINCIPAL POSITION           YEAR       ($)        ($)         ($)                (#)                 ($)
------------------           ----     -------    -------    ----------     ------------------   ---------------
Jan B. Packwood              2004     580,000    566,138     261,000(1)          33,800             40,612
  President and              2003     580,000      -0-       203,000            136,000              8,000
  Chief Executive Officer    2002     580,000      -0-       203,000             91,000              8,000

J. LaMont Keen               2004     350,000    273,315     128,100(1)          16,600             24,634
Executive Vice President     2003     350,000      -0-       105,000             65,000              8,000
                             2002     350,000      -0-       105,000             44,000              8,000

Darrel T. Anderson           2004     210,000    163,989      76,900(1)           9,900             17,016
  Senior Vice President -    2003     185,000      -0-        55,500             35,000              7,186
  Administrative Services    2002     185,000      -0-        55,500              7,000              7,846
  and Chief Financial
  Officer

Robert W. Stahman            2004     200,000    117,140      30,000(1)           3,900             13,974
  Vice President, General    2003     200,000      -0-        50,000              9,000              7,999
  Counsel and Secretary      2002     200,000      -0-        50,000              6,000              8,000
  (Retired)

A. Bryan Kearney             2004     183,000    107,183      27,500(1)           3,600             12,509
  Vice President & Chief     2003     183,000      -0-        45,750              9,000              7,320
  Information Officer        2002     183,000      -0-        45,750              6,000              7,199

Gregory W. Panter            2004     138,000     80,827      20,700(1)           2,700              9,404
  Vice President,            2003     138,000      -0-        34,500              6,000              5,520
  Public Affairs             2002     138,000      -0-        34,500              4,000              7,611

----------

(1) Includes restricted stock that vests on December 31, 2007 and performance shares at target level with a three-year performance period. Dividends are paid on the restricted stock and on the performance shares at target level when and as paid on the IDACORP common stock and are included in the "All Other Compensation" column. The aggregate restricted stock holdings as of December 31, 2004 are as follows: Mr. Packwood - 30,622 ($936,114); Mr. Keen - 15,377 ($470,074); Mr. Anderson - 8,742 ($267,242); Mr. Stahman -
     5,252 ($160,553); Mr. Kearny - 4,808 ($146,980) and Mr. Panter 3,623
     ($110,755).

(2) Represents the Company's contribution to the Employee Savings Plan (401-k plan) and dividends paid on restricted stock and performance shares, as follows:

                                401-k          Dividends
                                -----          ---------
     Mr. Packwood               8,030           32,582
     Mr. Keen                   8,200           16,434
     Mr. Anderson               7,831            9,185
     Mr. Stahman                7,999            5,975
     Mr. Kearney                7,039            5,470
     Mr. Panter                 5,281            4,123

                     OPTION / SAR GRANTS IN FISCAL YEAR 2004

                                                 % of Total
                       Number of Securities    Options / SARs
                            Underlying           Granted to        Exercise or                       Grant Date
                          Options / SARs        Employees in       Base Price                       Present Value
Name                      Granted (#) (1)     Fiscal Year 2004     ($ / Share)   Expiration Date       ($) (2)
----                      ---------------     ----------------     -----------   ---------------       -------
Jan B. Packwood              33,800                 23.8              31.21      January 14, 2014      261,274
J. LaMont Keen               16,600                 11.7              31.21      January 14, 2014      128,318
Darrel T. Anderson            9,900                  7.0              31.21      January 14, 2014       76,527
Robert W. Stahman             3,900                  2.7              31.21      January 14, 2014       30,147
A. Bryan Kearney              3,600                  2.5              31.21      January 14, 2014       27,828
Gregory W. Panter             2,700                  1.9              31.21      January 14, 2014       20,871

----------

(1) Options were granted pursuant to the 2000 Long-Term Incentive and Compensation Plan. The options vest 20% per year and accelerate upon a change in control.

(2) The grant date values were calculated using a binomial option-pricing model. Options were assumed to be exercised seven years after the date of grant. A risk-free interest rate of 3.97%, stock price volatility of 29% and a dividend yield of 3.84% were used in the calculation of the fair value of the option grant. The actual value of the options will depend on the market value of the Company's common stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Company's common stock, which would benefit all shareholders commensurately.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                   Number Of Securities Underlying      Value Of Unexercised
                                                       Unexercised Options/SARs       In-The-Money Options/SARs
                                                        At Fiscal Year-End (1)           At Fiscal Year-End
                         Shares
                        Acquired        Value           (#)             (#)              ($)           ($)
Name                  On Exercise    Realized ($)   Exercisable     Unexercisable    Exercisable   Unexercisable
----                  -----------    ------------   -----------     -------------    -----------   -------------
Jan B. Packwood            -              -           179,600          241,200         208,080        832,320
J. LaMont Keen             -              -            80,600          115,000          99,450        397,800
Darrel T. Anderson         -              -            12,200           43,700          53,550        214,200
Robert W. Stahman          -              -             6,600           16,300          13,770         55,080
A. Bryan Kearney           -              -             6,600           16,000          13,770         55,080
Gregory W. Panter          -              -             2,800            9,900           9,180         36,720

(1)  Vesting is accelerated upon a change in control.

                              DIRECTOR COMPENSATION

     All Directors of IDACORP also serve as directors of Idaho Power Company. The compensation discussed in this section is for service on both boards. During 2004, each Director who was not an employee of IDACORP received $1,000 for each Board meeting and for each committee meeting attended (this amount has increased to $1,250 in 2005). Non-employee Directors who are chairmen of Board committees received monthly retainers in excess of other non-employee directors. The Chairman of the Audit Committee received $2,295 per month (this amount has increased to $3,125 in 2005). The Chairman of the Compensation Committee received $2,295 per month (this amount has increased to $2,916 in 2005) and the Chairman of the Corporate Governance Committee received $1,962 per month (this amount has increased to $2,583 in 2005); other non-employee Directors received $1,670 per month (this amount has increased to $2,083 in 2005). In addition, each non-employee Director including the non-executive Chairman received an annual stock grant under the Non-Employee Director Compensation Plan of IDACORP common stock equal to approximately $16,000, or 611 shares, in June of 2004 (this amount has increased to $40,000 in 2005). Each non-employee Director including the non-executive Chairman received a regularly scheduled grant under the IDACORP 2000 Long-Term Incentive and Compensation Plan in January of 2004 of 3,000 stock options vesting ratably over five years (there will be no stock options granted to Directors in 2005). Mr. Miller, as non-executive Chairman of the Board, received a monthly retainer of $6,500 (this amount has increased to $7,000 in 2005). Mr. Miller does not receive meeting fees for either Board or committee meetings.

     Some of the IDACORP Directors serve on subsidiary boards. During 2004, each Director on a subsidiary board (other than Idaho Power) who was not an employee of IDACORP or any of its subsidiaries received meeting fees and a monthly retainer. Messrs. Lemley, Reiten and Tinstman serve on the IDACORP Technologies, Inc. board of directors. During 2004, they received $600 for each board meeting attended and a monthly retainer of $750. IDACORP Technologies held four meetings in 2004. Mr. O'Neill serves on the IDACORP Financial Services board of directors. During 2004, he received $600 for each board meeting attended and a monthly retainer of $750. IDACORP Financial Services held four meetings in 2004. Ms. Smith serves on the IDACOMM, Inc. board of directors. During 2004, she received $600 for each board meeting and a monthly retainer of $750 which was first paid in July of 2004. Ms. Smith attended three meetings in 2004.

     Directors may defer all or a portion of any retainers and meeting fees under a deferred compensation plan. Under the plan, at retirement, Directors may elect to receive one lump-sum payment of all amounts deferred with interest (the interest rate is equal to the Moody's Long-Term Corporate Bond Yield Average rate, plus three percent), or a series of up to 10 equal annual payments, depending upon the specific deferral arrangement. A special account is maintained on the books showing the amounts deferred and the interest accrued thereon.

              EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL AGREEMENTS

     On January 3, 2005, IDACORP, Inc. and all subsidiaries and affiliates, entered into a Consulting Agreement with Robert W. Stahman. Mr. Stahman, formerly Vice President, General Counsel and Secretary for the Company, retired on December 31, 2004. The Consulting Agreement is for a two year term commencing January 3, 2005 and is subject to automatic one year extensions on each anniversary following January 3, 2006, unless either party gives 90 days prior written notice not to extend. The Consulting Agreement provides that Mr. Stahman will provide legal services that may be required by the Company from time to time during the term and that the Company will compensate him at the rate of $200 per hour. Mr. Stahman will not work more than 100 hours per month or more than 1,000 hours prior to January 3, 2007 without prior written consent. IDACORP may terminate the Consulting Agreement for cause.

     IDACORP has entered into Change of Control Agreements with the Named Executive Officers, except Mr. Stahman. The Agreements become effective for a three-year period upon a change of control of IDACORP. If a change of control occurs, the Agreements provide that specified payments and benefits would be paid in the event of termination of the Executive's employment (i) by IDACORP, other than for cause, death or disability, or (ii) by the Executive for constructive discharge or retirement, at any time when the Agreements are in effect. In such event, each of the Named Executive Officers would receive payment of an amount equal to two and one-half times his or her annual compensation, which shall be the highest combined amount of base salary and bonus received by the Named Executive Officer in any one of the five years preceding termination. In addition, under these Agreements, each of the Named Executive Officers would receive (i) the immediate vesting of restricted stock granted prior to the change in control; (ii) outplacement services for 12 months not to exceed $12,000 and (iii) all benefits for a period of 24 months under the welfare benefit plans.

     For these purposes "cause" means the Executive's fraud or dishonesty which has resulted or is likely to result in material economic damage to IDACORP or a subsidiary of IDACORP, as determined in good faith by a vote of at least two-thirds of the non-employee directors of IDACORP at a meeting of the Board at which the executive is provided an opportunity to be heard. "Constructive discharge" includes material failure by IDACORP to comply with the Agreement, relocation and certain reductions in compensation.

     A "change of control" is defined as (i) the acquisition by a party or certain related parties of 20% or more of IDACORP's voting securities; (ii) a purchase by a person of 20% or more of the outstanding stock pursuant to a tender or exchange offer; (iii) shareholder approval of a merger or similar transaction after which IDACORP's shareholders will hold 50% or less of the voting securities of the surviving entity or (iv) a change in a majority of the Board of Directors within a 24-month period without the approval of two-thirds of the members of the Board.

                                PERFORMANCE GRAPH
                 Source: Bloomberg and Edison Electric Institute

               Comparison of Cumulative Total Shareholder Return
                        $100 Invested December 31, 1999

[THE FOLLOWING DATA WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                               EEI 100
           IDACORP         S & P 500     Electric Utilities
           -------         ---------     ------------------
1999       $100.00          $100.00           $100.00
2000        191.96            90.90            147.97
2001        166.75            80.10            134.96
2002        108.42            62.41            115.08
2003        139.71            80.30            142.10
2004        148.65            89.03            174.56

                           Periods Ending December 31

     The table shows a Comparison of Five-Year Cumulative Total Shareholder Return for IDACORP Common Stock, the S&P 500 Index and the Edison Electric Institute (EEI) 100 Electric Utilities Index. The data assumes that $100 was invested on December 31, 1999, with beginning-of-period weighting of the peer group indices (based on market capitalization) and monthly compounding of returns.

                                                                 EEI 100
                             IDACORP         S & P 500     Electric Utilities
                             -------         ---------     ------------------
                  1999       $100.00          $100.00           $100.00
                  2000        191.96            90.90            147.97
                  2001        166.75            80.10            134.96
                  2002        108.42            62.41            115.08
                  2003        139.71            80.30            142.10
                  2004        148.65            89.03            174.56

                               RETIREMENT BENEFITS

     The following table sets forth the estimated annual retirement benefits payable under the Idaho Power Company Retirement Plan (a qualified defined benefit pension plan for all regular employees) and under the Idaho Power Company Security Plan for Senior Management Employees (a non-qualified defined benefit plan for senior management employees). The plans cover employees of IDACORP.

                               PENSION PLAN TABLE

REMUNERATION                                                YEARS OF SERVICE
------------------------------------------------------------------------------------------------------------
                              10           15              20               25             30          35
$125,000                   $ 75,000     $ 81,250        $ 87,500         $ 93,750       $ 93,750    $ 93,750
$150,000                   $ 90,000     $ 97,500        $105,000         $112,500       $112,500    $112,500
$175,000                   $105,000     $113,750        $122,500         $131,250       $131,250    $131,250
$200,000                   $120,000     $130,000        $140,000         $150,000       $150,000    $150,000
$225,000                   $135,000     $146,250        $157,500         $168,750       $168,750    $168,750
$250,000                   $150,000     $162,500        $175,000         $187,500       $187,500    $187,500
$275,000                   $165,000     $178,750        $192,500         $206,250       $206,250    $206,250
$300,000                   $180,000     $195,000        $210,000         $225,000       $225,000    $225,000
$325,000                   $195,000     $211,250        $227,500         $243,750       $243,750    $243,750
$350,000                   $210,000     $227,500        $245,000         $262,500       $262,500    $262,500
$375,000                   $225,000     $243,750        $262,500         $281,250       $281,250    $281,250
$400,000                   $240,000     $260,000        $280,000         $300,000       $300,000    $300,000
$450,000                   $270,000     $292,500        $315,000         $337,500       $337,500    $337,500
$500,000                   $300,000     $325,000        $350,000         $375,000       $375,000    $375,000
$550,000                   $330,000     $357,500        $385,000         $412,500       $412,500    $412,500
$600,000                   $360,000     $390,000        $420,000         $450,000       $450,000    $450,000
$650,000                   $390,000     $422,500        $455,000         $487,500       $487,500    $487,500
$700,000                   $420,000     $455,000        $490,000         $525,000       $525,000    $525,000
$750,000                   $450,000     $487,500        $525,000         $562,500       $562,500    $562,500
$800,000                   $480,000     $520,000        $560,000         $600,000       $600,000    $600,000
$850,000                   $510,000     $552,500        $595,000         $637,500       $637,500    $637,500

     Benefits under the Retirement Plan for Executive Management at normal retirement age are calculated on years of credited service using the average of the highest five consecutive years' salary plus bonus (as reported in the Summary Compensation Table) in the last 10 years before retirement. Benefits under the Security Plan for Senior Management Employees are based upon a similar average of the highest five consecutive years of salary plus bonus in the last 10 years before retirement, using a normal retirement age of 62 years, years of participation as a senior management employee, and are payable over the participant's lifetime. Generally, total retirement benefits from the Retirement Plan and Security Plan for Senior Management Employees will range from 60 percent to 75 percent of the participant's average salary plus bonus in the highest five consecutive years in the last 10 years of employment. Idaho Power Company has established a trust which is made up of trust-owned life insurance, stocks and fixed income securities, the value of which is sufficient to cover the liabilities of the Security Plan. Effective August 1, 1996, Idaho Power Company terminated its Supplemental Employee Retirement Plan (a non-qualified plan that provided benefits that would otherwise have been denied to participants by reason of certain Internal Revenue Code limitations on qualified plan benefits). Benefits payable from the Retirement Plan and the Security Plan are included in the table above. Benefits shown above are not subject to any deduction for Social Security benefits or other offset amounts.

     As of December 31, 2004, the final five-year average salary plus bonus under the retirement plans as referred to above for the Executive Officers named in the Summary Compensation Table are: Mr. Packwood, $695,000; Mr. Keen, $401,080; Mr. Anderson, $207,568; Mr. Stahman, $229,800; Mr. Kearney, $203,100
and Mr. Panter, $125,724.23. Years of credited service under the Retirement Plan and years of participation as a senior management employee are, respectively:
Mr. Packwood, 35, 28, Mr. Keen, 31, 22; Mr. Anderson 8, 9; Mr. Stahman 27, 22; Mr. Kearney 5, 5 and Mr. Panter 17, 12.

                                  ANNUAL REPORT

     The IDACORP 2004 annual report to shareholders, which includes the combined Annual Report on Form 10-K for the year ended December 31, 2004 of IDACORP and Idaho Power Company, was mailed along with this Proxy Statement on or about April 11, 2005 to all shareholders of record.

                           SHARED ADDRESS SHAREHOLDERS

     In accordance with a notice sent to eligible shareholders who share a single address, IDACORP is sending only one annual report to shareholders and proxy statement to that address unless IDACORP received instructions to the contrary from any shareholder at that address. This practice, known as "householding," is designed to reduce IDACORP's printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report to shareholders or proxy statement in the future, he or she may contact Investor Relations, 1221 West Idaho Street, Boise, Idaho 83702-5610, telephone 1-800-635-5406. Eligible shareholders of record receiving multiple copies of IDACORP's annual report to shareholders and proxy statement can request householding by contacting IDACORP in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

     IDACORP hereby undertakes to deliver promptly, upon written or oral request, a separate copy of the annual report to shareholders, or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. Requests should be addressed to Investor Relations at the address set forth above.

                       2006 ANNUAL MEETING OF SHAREHOLDERS

     Nominations for Director may be made only by the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Secretary of IDACORP not later than 120 days prior to the first anniversary of the date on which IDACORP first mailed its proxy materials for the preceding year's annual meeting. The notice must contain certain information specified in the Bylaws, a copy of which may be obtained by writing to the Secretary.

     Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for prior year's annual meeting of shareholders or the date specified by an advance notice provision in the company's bylaws. The Bylaws of IDACORP contain such an advance notice provision. Under the Bylaws, no business may be brought before an annual meeting of the shareholders except as specified in the notice of the meeting or as otherwise properly brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Secretary of IDACORP not later than 120 days prior to the first anniversary of the date on which IDACORP first mailed its proxy materials for the preceding year's annual meeting. The notice must contain certain information specified in the Bylaws, a copy of which may be obtained by writing to the Secretary.

     For the 2006 Annual Meeting of Shareholders, expected to be held on May 18, 2006, IDACORP shareholders must submit such nominations or proposals to the Secretary of IDACORP no later than December 12, 2005.

     The requirements referred to above are separate and apart from the Securities and Exchange Commission's requirements that a shareholder must meet in order to have a shareholder proposal included in the proxy statement under Rule 14a-8. For the 2006 Annual Meeting of Shareholders, expected to be held on May 18, 2006, any shareholder who wishes to submit a proposal for inclusion in the proxy materials pursuant to Rule 14a-8 must submit such proposal to the Secretary of IDACORP on or before December 12, 2005.

     It is requested that each shareholder who cannot attend the meeting vote his or her proxy or proxies without delay.

                                                                       EXHIBIT A

                             INDEPENDENCE STANDARDS
                        IDACORP, INC. BOARD OF DIRECTORS
                  EXCERPT FROM CORPORATE GOVERNANCE GUIDELINES

II.  SELECTION AND COMPOSITION

     B.   Independence of the Board

          The Board shall be comprised of a majority of directors who qualify as independent directors ("Independent Directors") under the listing standards of the New York Stock Exchange ("NYSE") and meet the applicable requirements of the Sarbanes-Oxley Act of 2002 ("SOX Act") and any applicable Securities and Exchange Commission ("SEC") rules and regulations. References in this Section II.B. to the "Company" include any parent or subsidiary in a consolidated group with the Company.

          The Board shall review annually the relationships that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered Independent Directors, subject to additional qualifications prescribed under the listing standards of the NYSE and under applicable law, including the SOX Act.

          To be considered independent, the Board must affirmatively determine that a director does not have any direct or indirect material relationship with the Company. A director is not independent if:

     1. The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer(1) of the Company; provided, however, that a director's employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify the director from being considered independent following such employment.

          "Immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home. When applying the three-year look back provisions in subsections (1) through (5) of this Section II.B., the Board need not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated.

     2. The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent

     ----------
     The term "executive officer" has the same meaning specified for the term "officer" in Rule 16a-1(f) under the Securities Exchange Act of 1934 and means the Company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company's subsidiaries shall be deemed executive officers of the Company if they perform such policy-making functions for the Company.

     in any way on continued service); provided, however, that compensation received by a director for former service as an interim Chairman or interim Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered by the Board in making this determination.

     3. (A) The director or an immediate family member is a current partner of a firm that is the Company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

     4. The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

     5. The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services (except where the payments are for electrical energy purchased or sold under a purchase or sale arrangement that is approved by a state or federal regulatory agency) in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

          In addition, the Board has established the following guidelines to assist it in determining director independence:

          (i) For purposes of subsection (5) above, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member's current employer; the Board need not consider former employment of the director or immediate family member.

          (ii) For purposes of subsection (5) above, contributions to tax exempt organizations shall not be considered "payments," provided, however, that, as required by the NYSE Rules, the Company will disclose in its annual proxy statement any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization's consolidated gross revenues.

          (iii) The following tax exempt relationships will not be considered to be material relationships that would impair a director's independence: if a Company director serves as an officer, director or trustee of a tax exempt organization, and the Company's annual tax exempt contributions to the organization are less than one percent of that organization's total annual tax exempt receipts. The Board will annually review all tax exempt relationships of directors.

          (iv) A transaction shall not be deemed material if it, together with all related transactions with the same director, does not involve more than $10,000 or involves only the reimbursement of expenses reasonably incurred by the director in connection with his or her services as a director of the Company.

          (v) For relationships not covered by the guidelines above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the Board. The Board shall explain in the next proxy statement the basis for any Board determination that a relationship was not material, identify the independent directors and explain the basis for the determination of independence.

          (vi) To facilitate implementation of the foregoing, each director shall provide to the Chairman of the Board a brief description of each relationship or transaction between such director and the Company. Relationships include, but are not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

                                                                       EXHIBIT B

                                  IDACORP, Inc.
                                 Audit Committee
             Policy For Pre-Approval of Independent Auditor Services
                            Adopted February 4, 2004

BACKGROUND:
----------

     The Sarbanes-Oxley Act of 2002, Section 10A(i) of the Securities Exchange Act of 1934, as amended, Regulation S-X Section 2-01(c) (7) and the Company's Audit Committee Charter require the Audit Committee to pre-approve all audit and permitted non-audit services provided to the Company by the independent auditor.

     In order to comply with these requirements, and to ensure both the appearance and certainty of independence on behalf of the independent auditors, the Audit Committee hereby establishes the following policies:

POLICY:
------

I. STATEMENT OF PRINCIPLES

     In addition to the audits of the Company's consolidated financial statements, the independent auditor may be engaged to provide Audit-Related Services, Tax Services and All Other Services. The Audit Committee is required to pre-approve all services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

     Any request to engage the independent auditor to provide a service which has not received general pre-approval shall be submitted as a written proposal to the Chief Financial Officer (CFO) with a copy to the General Counsel. Such request shall include a detailed description of the service to be provided, the proposed fee and the business reasons for engaging the independent auditor to provide the service. Upon approval by the CFO, the General Counsel and the independent auditor that the proposed engagement complies with the terms of this Policy and the applicable rules and regulations, the request shall be presented to the Committee or the Committee Chairman, as the case may be, for pre-approval.

     In determining whether to pre-approve the engagement of the independent auditor, the Committee or the Committee Chairman, as the case may be, shall consider, among other things, this Policy, applicable rules and regulations and whether the nature of the engagement and the related fees are consistent with the following principles, as stated in the SEC's adopting release for the rules on auditor independence:

     o the independent auditor cannot function in the role of management of the Company;
     o    the independent auditor cannot audit its own work;
     o the independent auditor cannot serve in an advocacy role on behalf of the Company.

     The appendices to this Policy describe the Audit, Audit-Related, Tax and All Other Services that have the general pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II. DELEGATION

     The Audit Committee may delegate pre-approval authority to one or more of its members. The Audit Committee hereby delegates to the Chairman of the Committee pre-approval authority for proposed audit and audit-related services. The Chairman shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III. DEFINITIONS

     Audit Services: those services which only the independent auditor can reasonably provide, including tax services and accounting consultation necessary to perform an audit of the consolidated financial statements of the Company; services in connection with statutory and regulatory filings or engagements; statutory audits or financial audits for subsidiaries or affiliates; attest services, including attestation of management's report on internal controls; services associated with registration statements, periodic reports and other documents filed with or furnished to the Securities and Exchange Commission, including comfort letters, consents and assistance in responding to SEC comment letters; and consultations by the Company as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (other than services which are Audit-Related Services and have been separately pre-approved).

     Audit-Related Services: assurances and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and that are traditionally performed by the independent auditor including employee benefit plan audits; due diligence related to mergers, acquisitions or dispositions; accounting consultations and audits in connection with acquisitions or dispositions; internal control reviews and assistance with internal control reporting requirements; attest services related to financial reporting that are not required by statute or regulation; consultations concerning financial accounting and reporting standards and consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (other than services that are Audit Services and have been separately pre-approved); statutory, subsidiary or equity investee audits incremental to the audit of the consolidated financial statements; general assistance with the implementation of the requirements of Sarbanes-Oxley, SEC rules and NYSE listing standards; and agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters.

     Tax Services: tax compliance (preparation of original and amended tax returns, claims for refund and tax payment planning services); other tax advice (assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities); tax planning.

     All Other Services: any other work that is not an Audit Service, Audit-Related Service or a Tax Service.

IV. AUDIT SERVICES

     The annual Audit Services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

     In addition to the annual Audit Services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit Services. The Audit Committee has pre-approved the Audit Services listed in Appendix A. All Audit Services not listed in Appendix A must be separately pre-approved by the Audit Committee.

V. AUDIT-RELATED SERVICES

     The Audit Committee believes that the provision of Audit-Related Services does not impair the independence of the auditor and has pre- approved the Audit-Related Services listed in Appendix B. All Audit-Related Services not listed in Appendix B must be separately pre-approved by the Audit Committee.

VI. TAX SERVICES

     The Audit Committee believes that the independent auditor can provide certain Tax Services to the Company without impairing the auditor's independence. The Audit Committee has pre-approved the Tax Services listed in Appendix C. All Tax Services not listed in Appendix C must be separately pre-approved by the Audit Committee.

VII. ALL OTHER SERVICES

     The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other Services that it believes are routine and recurring services and would not impair the independence of the auditor. The Audit Committee has pre-approved the All Other Services listed in Appendix D. Permissible All Other Services not listed in Appendix D must be separately pre-approved by the Audit Committee.

     A list of the SEC's prohibited non-audit services is attached to this policy as Exhibit I. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VIII. FEE LEVEL REVIEW

     A fee level review for all services to be provided by the independent auditor will be periodically performed by the Audit Committee.

IX. SUPPORTING DOCUMENTATION

     With respect to each proposed service, the independent auditor will provide detailed back-up documentation regarding the specific services to be provided. This documentation will be provided to the Audit Committee.

X. PROCEDURES

     Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the independent auditor, the Chief Financial Officer and the General Counsel, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

EXHIBIT I

Prohibited Non-Audit Services
-----------------------------

     o Bookkeeping or other services related to the accounting records or financial statements of the Company

     o    Financial information systems design and implementation

     o Appraisal or valuation services, fairness opinions or contribution-in-kind reports

     o    Actuarial services

     o    Internal audit outsourcing services

     o    Management functions

     o    Human resources

     o    Broker-dealer, investment adviser or investment banking services

     o    Legal services

     o    Expert services unrelated to the audit

                                                                       EXHIBIT C

                                  IDACORP, INC.
                 2000 LONG-TERM INCENTIVE AND COMPENSATION PLAN

Article 1. Establishment, Purpose and Duration

     1.1 Establishment of the Plan. IDACORP, Inc., an Idaho corporation (hereinafter referred to as the "Company"), hereby establishes an incentive and compensation plan for officers, key employees and directors, to be known as the "IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of nonqualified stock options (NQSO), incentive stock options (ISO), stock appreciation rights (SAR), restricted stock, restricted stock units, performance units, performance shares and other awards.

     The Plan shall become effective when approved by the shareholders at the 2000 Annual Meeting of Shareholders (the "Effective Date") and shall remain in effect as provided in Section 1.3 herein.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders and customers.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2. Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

     2.1 Award means, individually or collectively, a grant under the Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or any other type of award permitted under Article 10 of the Plan.

     2.2 Award Agreement means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

     2.3 Base Value of an SAR shall have the meaning set forth in Section 7.1 herein.

     2.4 Board or Board of Directors means the Board of Directors of the Company.

     2.5 Change in Control means the earliest of the following to occur:

         (a) the public announcement by the Company or by any Person (which, for this purpose, shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company) ("Person") that such Person, who or which, together with all Affiliates and Associates (within the meanings ascribed to such terms in Rule 12b-2 of the Exchange Act) of such Person, shall be the beneficial owner of twenty percent (20%) or more of the voting stock then outstanding;

          (b) the commencement of, or after the first public announcement of any Person to commence, a tender or exchange offer the consummation of which would result in any Person becoming the beneficial owner of voting stock aggregating thirty percent (30%) or more of the then outstanding voting stock;

          (c) the announcement of any transaction relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act;

          (d) a proposed change in the constituency of the Board such that, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the shareholders of the Company of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were members of the Board at the beginning of the period;

          (e) the Company enters into an agreement of merger, consolidation, share exchange or similar transaction with any other corporation other than a transaction which would result in the Company's voting stock outstanding immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least two-thirds of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such transaction;

          (f) the Board approves a plan of liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets to a Person which is not an affiliate of the Company other than a transaction(s) for the purpose of dividing the Company's assets into separate distribution, transmission or generation entities or such other entities as the Company may determine; or

          (g) any other event which shall be deemed by a majority of the Executive Committee of the Board to constitute a "Change in Control."

     2.6 Code means the Internal Revenue Code of 1986, as amended from time to time.

     2.7 Committee means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.

     2.8 Company means IDACORP, Inc., an Idaho corporation, or any successor thereto as provided in Article 17 herein.

     2.9 Covered Employee means any Participant who would be considered a "covered employee" for purposes of Section 162(m) of the Code.

     2.10 Director means any individual who is a member of the Board of Directors of the Company.

     2.11 Disability means the continuous inability of an Employee because of illness or injury to engage in any occupation or employment for wage or profit with the Company or any other employer

(including self-employment) for which he is reasonably qualified by education, training or experience. An Employee will not be considered disabled during any period unless he is under the regular care and attendance of a duly qualified physician.

     2.12 Dividend Equivalent means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.

     2.13 Eligible Person means an individual who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

     2.14 Employee means an individual who is paid on the payroll of the Company or of the Company's Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party, and is classified in the payroll system as a regular full-time, part-time or temporary employee. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

     2.15 Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.16 Exercise Period means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

     2.17 Fair Market Value means the fair market value of a Share as determined in good faith by the Committee or pursuant to a procedure specified in good faith by the Committee; provided, however, that if the Committee has not specified otherwise, Fair Market Value shall mean the closing price of a Share as reported in the consolidated transaction reporting system, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported.

     2.18 Freestanding SAR means an SAR that is not a Tandem SAR.

     2.19 Incentive Stock Option or ISO means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and satisfies the requirements of Section 422 of the Code.

     2.20 Nonqualified Stock Option or NQSO means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

     2.21 Option means an Incentive Stock Option or a Nonqualified Stock Option.

     2.22 Option Exercise Price means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

     2.23 Participant means an Eligible Person who has outstanding an Award granted under the Plan.

     2.24 Performance Goals means the performance goals established by the Committee, which shall be based on one or more of the following measures: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, earnings before interest, operating ratios, stock price, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios, budget achievement, performance against budget, and/or market performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

     2.25 Performance Period means the time period during which Performance Unit/Performance Share Performance Goals must be met.

     2.26 Performance Share means an Award described in Article 9 herein.

     2.27 Performance Unit means an Award described in Article 9 herein.

     2.28 Period of Restriction means the period during which the transfer of Restricted Stock is limited in some way, as provided in Article 8 herein.

     2.29 Person shall, except as otherwise provided in Section 2.5 herein, have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a "group" in Section 13(d) thereof.

     2.30 Plan means the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan, as amended from time to time.

     2.31 Qualified Restricted Stock means an Award of Restricted Stock designated as Qualified Restricted Stock by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

     2.32 Qualified Restricted Stock Unit means an Award of Restricted Stock Units designated as Qualified Restricted Stock Units by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

     2.33 Restricted Stock means an Award described in Article 8 herein.

     2.34 Restricted Stock Unit means an Award described in Article 8 herein.

     2.35 Retirement means a Participant's termination from employment with the Company or a Subsidiary at the Participant's Early or Normal Retirement Date, as applicable.

          (a) Early Retirement Date -- shall mean the date on which a Participant terminates employment, if such termination date occurs on or after Participant's attainment of age fifty-five (55) but prior to Participant's Normal Retirement Date.

          (b) Normal Retirement Date -- shall mean the date on which the Participant terminates employment, if such termination date occurs on or after the Participant attains age sixty-two (62).

     2.36 Securities Act means the Securities Act of 1933, as amended.

     2.37 Shares means the shares of common stock, no par value, of the Company.

     2.38 Stock Appreciation Right or SAR means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein. Each SAR shall be denominated in terms of one Share.

     2.39 Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.40 Tandem SAR means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall be similarly canceled).

Article 3. Administration

     3.1 The Committee. The Plan shall be administered by the Compensation Committee or such other committee (the "Committee") as the Board of Directors shall select consisting solely of two or more members of the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     3.2 Authority of the Committee. The Committee shall have full power except as limited by law, the Articles of Incorporation or the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the Eligible Persons to receive Awards; to determine the size and types of Awards; to determine the terms and conditions of such Awards; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) to amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

     3.3 Restrictions on Distribution of Shares and Share Transferability. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Securities Act) and applicable requirements of any securities exchange or similar entity and unless the Participant's tax obligations have been satisfied as set forth in Article 16. The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

     3.4 Decisions Binding. All determinations and decisions (including, without limitation, all interpretations) made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Eligible Persons, Employees, Participants and their estates and beneficiaries.

     3.5 Costs. The Company shall pay all costs of administration of the Plan.

Article 4. Shares Subject to the Plan

     4.1 Number of Shares. Subject to Section 4.2 herein, the maximum number of Shares available for grant under the Plan shall be 3,100,000. Shares underlying lapsed or forfeited Awards, or Awards that are not paid in Shares, may be reused for other Awards. If the Option Exercise Price is satisfied by tendering Shares, only the number of Shares issued net of the Shares tendered shall be deemed issued under the Plan, provided, however, that, as long as the Shares are listed on the New York Stock Exchange, this sentence shall only be operative for ten years following the date the Plan is last approved by stockholders in a manner that constitutes stockholder approval for purposes of New York Stock Exchange listing standards. Shares granted pursuant to the Plan may be (i) authorized but unissued Shares of common stock, (ii) treasury shares or (iii) Shares purchased on the open market.

     4.2 Adjustments in Authorized Shares and Awards. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the outstanding Awards, the number and kind of Shares which may be delivered under the Plan, and in the number and kind of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. Notwithstanding the foregoing, unless otherwise determined by the Committee, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of
Section 422 of the Code. In no event shall the Committee have the right to amend an outstanding Option Award for the sole purpose of reducing the exercise price thereof.

     4.3 Individual Limitations. Subject to Section 4.2 above, (i) the total number of Shares with respect to which Options or SARs may be granted in any calendar year to any Covered Employee shall not exceed 250,000 Shares; (ii) the total number of Qualified Restricted Stock Shares or Qualified Restricted Stock Units that may be granted in any calendar year to any Covered Employee shall not exceed 250,000 Shares or Units, as the case may be; (iii) the total number of Performance Shares or Performance Units that may be granted in any calendar year to any Covered Employee shall not exceed 250,000 Shares or Units, as the case may be; (iv) the total number of Shares that are intended to qualify as performance-based compensation under Section 162(m) of the Code granted pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed 250,000 Shares; (v) the total cash Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code that may be paid pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed $500,000; and (vi) the aggregate amount of Dividend Equivalents that are intended to qualify as performance-based compensation under Section 162(m) of the Code that a Covered Employee may receive in any calendar year shall not exceed $1,000,000.

Article 5. Eligibility and Participation

     5.1 Eligibility. Persons eligible to participate in the Plan ("Eligible Persons") include all officers, key employees and directors of the Company and its Subsidiaries, as determined by the Committee.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted.

Article 6. Stock Options

     6.1 Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

     The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options. The Committee may grant ISOs, NQSOs or a combination thereof.

     6.2 Option Award Agreement. Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, the term of the Option, the number of Shares to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine. The Option Award Agreement shall also specify whether the Option is intended to be an ISO or a NQSO. Rights, if any, to Dividend Equivalents shall be determined by the Committee.

     6.3. Option Exercise Price. Except for Options adjusted or granted pursuant to Article 4 herein, and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Option Exercise Price of Options granted under the Plan shall be at least equal to the Fair Market Value of a Share on the date of grant of the Option.

     6.4 Exercise of and Payment for Options. Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve.

     Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provision for full payment for the Shares.

     The Option Exercise Price shall be payable: (a) in cash or its equivalent,
(b) by tendering (or attesting to the ownership of) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (c) by broker-assisted cashless exercise, (d) by such other methods as the Committee may prescribe or (e) by a combination of (a),
(b), (c) and/or (d).

     6.5 Termination. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

     6.6 Transferability of Options. Except as otherwise determined by the Committee, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. ISOs are not transferable other than by will or by the laws of descent and distribution.

Article 7. Stock Appreciation Rights

     7.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

     The Committee shall have complete discretion in determining the number of SARs granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. Rights, if any, to Dividend Equivalents shall be determined by the Committee.

     Except for SARs adjusted or granted pursuant to Article 4 herein, and replacement SARs granted in connection with a merger, acquisition, reorganization or similar transaction, the Base Value of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The Base Value of Tandem SARs shall equal the Option Exercise Price of the related Option.

     7.2 SAR Award Agreement. Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value, the term of the SAR, the Exercise Period and such other provisions as the Committee shall determine.

     7.3 Exercise and Payment of SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Exercise Price of the ISO.

     Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

     A Participant may exercise an SAR at any time during the Exercise Period. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

     (a) the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Base Value multiplied by

     (b) the number of Shares with respect to which the SAR is exercised.

     At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof.

     7.4 Termination. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

     7.5 Transferability of SARs. Except as otherwise determined by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative, and no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 8. Restricted Stock and Restricted Stock Units

     8.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock and/or Restricted Stock Units may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

     The Committee shall have complete discretion in determining the number of shares of Restricted Stock and/or Restricted Stock Units granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

     In addition, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock or Restricted Stock Units as Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, in which event it will condition the grant or vesting, as applicable, of such Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, upon the attainment of the Performance Goals selected by the Committee.

     8.2 Restricted Stock/Restricted Stock Unit Award Agreement. Each grant of Restricted Stock and/or Restricted Stock Units shall be evidenced by a Restricted Stock and/or Restricted Stock Unit Award Agreement that shall specify the number of shares of Restricted Stock and/or Restricted Stock Units granted, the initial value (if applicable), the Period or Periods of Restriction, and such other provisions as the Committee shall determine.

     8.3 Transferability. Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee. During the applicable Period of Restriction, all rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

     8.4 Certificates. No certificates representing Stock shall be issued until such time as all restrictions applicable to such Shares have been satisfied.

     8.5 Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate. Payment of Restricted Stock Units shall be made after the last day of the Period of Restriction applicable thereto. The Committee, in its sole discretion, may pay Restricted Stock Units in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the Restricted Stock Units.

     8.6 Voting Rights. During the Period of Restriction, Participants may exercise full voting rights with respect to the Restricted Stock.

     8.7 Dividends and Other Distributions. Subject to the Committee's right to determine otherwise, during the Period of Restriction, Participants shall receive all regular cash dividends paid with respect to the Shares while they are so held, and all other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall vest or be paid, as the case may be, to the Participant promptly after the full vesting of the Restricted Stock with respect to which such distributions were made.

     Rights, if any, to Dividend Equivalents on Restricted Stock Units shall be determined by the Committee.

     8.8 Termination. Each Restricted Stock/Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Stock and/or a Restricted Stock Unit payment following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all grants of Restricted Stock/Restricted Stock Units or among Participants and may reflect distinctions based on the reasons for termination.

Article 9. Performance Units and Performance Shares

     9.1 Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and/or Performance Shares may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

     The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

     9.2 Performance Unit/Performance Share Award Agreement. Each grant of Performance Units and/or Performance Shares shall be evidenced by a Performance Unit and/or Performance Share Award Agreement that shall specify the number of Performance Units and/or Performance Shares granted, the initial value (if applicable), the Performance Period, the Performance Goals and such other provisions as the Committee shall determine. Rights, if any, to Dividend Equivalents shall be determined by the Committee.

     9.3 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. In no event shall the value of a Performance Unit intended to qualify as performance-based compensation under Code Section 162(m) exceed the value of a Share. The value of a Performance Share shall be equal to the Fair Market Value of a Share. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Shares that will be paid out to the Participants.

     9.4 Earning of Performance Units/Performance Shares. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout with respect to the Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

     9.5 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

     9.6 Termination. Each Performance Unit/Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Share payment following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all grants of Performance Units/Performance Shares or among Participants and may reflect distinctions based on reasons for termination.

     9.7 Transferability. Except as otherwise determined by the Committee, a Participant's rights with respect to Performance Units/Performance Shares granted under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's legal representative and Performance Units/Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10. Other Awards

     The Committee shall have the right to grant other Awards which may include, without limitation, the grant of Shares based on attainment of Performance Goals established by the Committee, the payment of Shares in lieu of cash or cash based on attainment of Performance Goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Article 11. Beneficiary Designation

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

Article 12. Deferrals

     The Committee may permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13. Rights of Participants

     13.1 Termination. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or other relationship with the Company or any Subsidiary at any time, for any reason or no reason in the Company's or the Subsidiary's sole discretion, nor confer upon any Participant any right to continue in the employ of, or otherwise in any relationship with, the Company or any Subsidiary.

     13.2 Participation. No Eligible Person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

     13.3 Limitation of Implied Rights. Neither a Participant nor any other Person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person.

     Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Article 14. Change in Control

     The terms of this Article 14 shall immediately become operative, without further action or consent by any Person, upon a Change in Control, and once operative shall supersede and take control over any other provisions of this Plan.

     Upon a Change in Control

     (a) Any and all Options and SARs granted hereunder shall become immediately vested and exercisable;

     (b) Any restriction periods and restrictions imposed on Restricted Stock, Restricted Stock Units, Qualified Restricted Stock or Qualified Restricted Stock Units shall be deemed to have expired; any Performance Goals shall be deemed to have been met at the target level; such Restricted Stock and Qualified Restricted Stock shall become immediately vested in full, and such Restricted Stock Units and Qualified Restricted Stock Units shall be paid out in cash; and

     (c) The target payout opportunity attainable under all outstanding Awards of Performance Units and Performance Shares and any Awards granted pursuant to
Article 10 shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. All such Awards shall become immediately vested. All Performance Shares and other Awards granted pursuant to Article 10 denominated in Shares shall be paid out in Shares, and all Performance Units and other Awards granted pursuant to Article 10 shall be paid out in cash.

Article 15. Amendment, Modification and Termination

     15.1 Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

     15.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Article 16. Withholding

     16.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (including any Shares withheld as provided below) sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

     16.2 Share Withholding. With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, subject to such restrictions as the Committee may prescribe, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering Shares held by the Participant or by having the Company withhold Shares having a Fair Market Value equal to the tax withholding requirement. All elections shall be irrevocable, made in writing and signed by the Participant.

Article 17. Successors

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

Article 18. Legal Construction

     18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

     18.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     18.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     18.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Idaho without regard to any conflicts of law or choice of law rule or principle that might otherwise reference construction or interpretation of the Plan or any agreements hereunder to the substantive law of another jurisdiction.

     18.5 Section 409A. No amendment to the Plan made pursuant to the amendments approved by the Board on March 17, 2005 shall be applicable to an Award to the extent such amendment would cause the Award to become subject to Code Section 409A.

                                                                       EXHIBIT D

                                 CHARTER OF THE
                                 AUDIT COMMITTEE
                   OF THE BOARD OF DIRECTORS OF IDACORP, INC.
                           ADOPTED AS OF JULY 17, 2003
           AND AMENDED AS OF NOVEMBER 20, 2003 AND NOVEMBER 18, 2004

                           I. PURPOSE OF THE COMMITTEE

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of IDACORP, Inc. (the "Company") shall be to assist the Board in the oversight of the integrity of the Company's financial statements; compliance with legal and regulatory requirements; the qualifications, independence and performance of the independent auditors; and the performance of the internal audit function. The Committee shall also prepare the Audit Committee report as required by the Securities and Exchange Commission ("SEC") to be included in the Company's proxy statement for the annual meeting of shareholders. The Committee shall report regularly to the Board.

                        II. COMPOSITION OF THE COMMITTEE

     The Committee shall be comprised of no fewer than three Directors. The Directors on the Committee shall meet the independence and other requirements of the New York Stock Exchange ("NYSE"), the Sarbanes-Oxley Act of 2002 ("SOX Act") and the rules promulgated by the SEC pursuant to the SOX Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each Director meeting these requirements shall be referred to as an "Independent Director." Each member of the Committee must be "financially literate," as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have "accounting or related financial management expertise," as the Board interprets such qualification in its business judgment. One member of the Committee shall be an "audit committee financial expert" as that term is defined in the rules and regulations promulgated by the SEC pursuant to the SOX Act. No Director may serve as a member of the Committee if such Director serves on the audit committees of more than two other public companies, unless the Board expressly determines that such service would not impair said Director's ability to serve effectively on the Committee and such determination is disclosed in the Company's annual proxy statement.

     The members of the Committee shall be appointed annually to one year terms by majority vote of the Board at the first meeting of the Board following the annual meeting of shareholders. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy or by unanimous written consent of the Board. No member of the Committee shall be removed from the Committee except by majority vote of the Independent Directors then in office or by unanimous written consent of the Board.

                  III. MEETINGS AND PROCEDURES OF THE COMMITTEE

     The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Company and this Charter. The Committee shall meet as provided by its rules, which shall be at least five times annually or more frequently as circumstances require. The Board shall designate one member of the Committee as its Chairperson on an annual basis. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members.

     The Committee may request that any Director, officer or employee of the Company, or other person whose advice and counsel is sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

     Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

     The Committee may delegate certain of its functions to one or more members of the Committee if permitted by law. Such member(s) shall report on all actions taken no later than at the next meeting of the Committee. The Committee's functions are the sole responsibility of the Committee and may not be allocated to a different committee.

                           IV. DUTIES OF THE COMMITTEE

     The Committee shall have the following duties and responsibilities:

                             A. Financial Reporting

     1. The Committee shall meet to review and discuss with management, the Company's independent auditors and the director of internal audit the following:

          (a) the Company's earnings press releases (with particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies. This discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

          (b) the Company's annual audited financial statements and quarterly financial statements, including reviewing the specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any major issues related thereto, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

          (c) the critical accounting policies and such other accounting policies of the Company as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Company's financial statements.

          (d) the development, selection and disclosure of critical accounting estimates included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          (e) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles.

          (f) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

          (g) all alternative treatments of financial information within GAAP that have been discussed by the independent auditors and management, ramifications of the use of such alternatives and the treatment preferred by the independent auditors.

          (h) all material written communications between the independent auditors and management including but not limited to any management letter, schedule of unadjusted differences or management representation letter.

          (i) the effect of regulatory, tax, accounting and financial reporting initiatives or developments, as well as off-balance sheet structures, on the financial statements of the Company, including those proposed and/or adopted by the Financial Accounting Standards Board, the Public Company Accounting Oversight Board, the American Institute of Certified Public Accountants or the Internal Revenue Service that may have a bearing on the Company.

          (j) the Chief Executive Officer and Chief Financial Officer periodic report certifications and disclosure required under the SOX Act and the rules promulgated by the SEC pursuant thereto.

     2. The Committee shall meet periodically with the Disclosure Committee to discuss any matters of concern arising from the Disclosure Committee's quarterly process to assist the Chief Executive Officer and Chief Financial Officer in their SOX Act Section 302 and 906 certifications.

     3.   The Committee shall prepare the Audit Committee Report, as required by
          Item 306 of Regulation S-K for inclusion in the Company's annual proxy statement.

     4. The Committee shall review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements.

                             B. Independent Auditors

     1. The Committee shall be directly responsible for the appointment (subject to shareholder ratification), compensation, retention, and oversight of the work of any independent auditors engaged by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each independent auditor shall report directly to the Committee.

     2. The Committee shall review and have sole authority to approve the independent auditors' engagement plan, including the audit plan, scope, procedures and the engagement letter, including the proposed fees and terms contained therein, and monitor such plan's progress and results during the year.

     3. The Committee shall review and have sole authority to pre-approve all audit and, as provided in the SOX Act, all permitted non-audit engagements between the Company and the independent auditors and monitor such engagements' progress and results during the year.

          (a) The Committee may establish pre-approval policies and procedures for the engagement of the independent auditors.

          (b) The Committee may delegate to one or more designated members the authority to grant the pre-approvals required by this subsection. The decisions of any member to whom authority is delegated to pre-approve an activity shall be presented to the full Committee at the next meeting of the Committee to occur after the grant of such approval.

          (c) The Committee shall request from the independent auditors written assurance that each non-audit service they are to provide to the Company is not a prohibited activity as described in Section 10A(g) of the Exchange Act or Rule 2-01(c)(4) of Regulation S-X.

     4. The Committee shall obtain and review at least annually a report from the independent auditors describing:

          (a)  the independent auditors' internal quality-control procedures.

          (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

          (c) all relationships between the independent auditors and the Company, including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category.

     5. The Committee shall evaluate annually the independent auditors' qualifications, performance and independence. In this evaluation, the Committee shall take into account the opinions of management and the internal auditors. The Committee shall review and evaluate the lead partner of the independent auditors. The Committee shall present its conclusions to the Board.

     6. The Committee shall oversee the independence of the independent auditors by, among other things:

          (a) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors' independence.

          (b) monitoring the rotation of audit partners to ensure that the independent auditors are considered independent under applicable rules and regulations.

          (c) setting clear hiring policies for employees or former employees of the independent auditors to ensure that the independent auditors are considered independent under applicable rules and regulations.

          (d) considering whether there should be a regular rotation of the independent auditors.

          (e) monitoring whether any improper influence is being asserted on the independent auditors engaged in the performance of the audit by officers or Directors of the Company, or any person acting under their direction.

     7. The Committee shall instruct the independent auditors that they are ultimately accountable to the Committee and the Board.

     8. The Committee shall review and discuss on a regular basis with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties the independent auditors encountered in the course of any audit work, and management's response with respect thereto, any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

          (a) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise).

          (b) any communications between the audit team and the independent auditors' national office regarding auditing or accounting issues presented by the engagement.

          (c) any "management" or "internal control" letters issued, or proposed to be issued, by the independent auditors.

     9. The Committee shall obtain from the independent auditors their annual report and any other information pursuant to Section 10A of the Exchange Act.

     10. The Committee shall review with the full Board any issues that arise with respect to the performance and independence of the independent auditors.

                              C. Internal Controls

     1. The Committee shall review with the independent auditors, corporate compliance, internal audit and risk management, as applicable, the adequacy and effectiveness of the Company's internal controls pertaining to (i) the effectiveness and efficiency of operations, (ii) reliability of financial reporting and (iii) compliance with applicable law and regulations. The Committee's review of the Company's internal controls shall include, beginning with the Company's fiscal year ending December 31, 2004, a review of management's annual report on the Company's internal control over financial reporting, as well as the independent auditors' attestation report on management's assessment of the Company's internal control over financial reporting included in management's report, prior to the inclusion of such reports in the Company's annual report.

     2. The Committee shall review with management the Company's internal controls, including major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct.

     3. The Committee shall review periodically with the Chief Executive Officer, Chief Financial Officer, the independent auditors and the internal auditor, the following:

          (a) all significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information.

          (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          (c) any change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

                       D. Legal and Regulatory Compliance

     The Committee shall:

     (a) review with the full Board any issues that arise with respect to the Company's compliance with legal or regulatory requirements.

     (b) review with the Company's General Counsel material litigation and other legal matters as appropriate.

                               E. Risk Management

     The Committee shall:

     (a) review and discuss with management guidelines and policies to govern the process by which management assesses and manages the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such risk.

     (b) review and concur in the appointment or removal of the Chief Risk Officer.

                                F. Internal Audit

     1.   The Committee shall:

          (a) annually review the Company's Internal Audit Department function including its organization and qualifications, the proposed audit plan for the coming year, the Internal Audit Department's coordination efforts with the independent auditors, significant findings during the year, any difficulties experienced including access restrictions, changes in the audit plan and the independence of internal audit.

          (b) review and concur in the appointment or removal of the director of internal audit.

     2. The Committee shall review with the full Board any issues that arise with respect to the performance of the internal audit function.

     3. The Committee shall discuss with the independent auditor the responsibilities, budget and staffing of the Company's internal audit function.

                      G. Other Duties and Responsibilities

     The Committee shall:

     (a) provide for an open avenue of communications between and among the Board, the Committee, the internal auditors and the independent auditors, including periodic meetings with the director of internal audit, the independent auditors, the Chief Financial Officer and other members of management in separate executive sessions to discuss any matters that the Committee, these groups or individuals believe should be discussed privately with the Committee.

     (b) establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     (c) perform such other functions as assigned to the Committee by law, the Company's Charter or By-laws, or the Board.

     (d) periodically review with the Chief Executive Officer, the Chief Financial Officer, the Disclosure Committee, and the internal auditor, the adequacy and effectiveness of the Company's disclosure controls and procedures.

                                   H. Funding

     Appropriate funding, as determined by the Committee, shall be provided by the Company for payment of compensation to the independent auditors employed by the Company for the purposes of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

                         V. EVALUATION OF THE COMMITTEE

     The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance including but not limited to the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

     The Committee shall report to the Board the results of its evaluation, including any recommended amendment to this Charter and any recommended change to the Company's or the Board's policies or procedures.

                VI. INVESTIGATIONS AND STUDIES; OUTSIDE ADVISORS

     The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may engage and obtain the advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties. The Committee may retain and compensate these advisors without seeking Board approval. Appropriate funding, as determined by the Committee, shall be provided by the Company for payment of compensation to any outside legal, accounting or other advisors employed by the Committee.

                                  VII. GENERAL

     While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles.

     In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and that it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and
(iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the independent auditors to the Company.

[Logo]    Annual Meeting of Shareholders
          Thursday, May 19, 2005
          10:00 a.m. Local Time
          Idaho Power Corporate Headquarters
          1221 West Idaho Street
          Boise, Idaho 83707


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                     THERE ARE THREE WAYS TO VOTE YOUR PROXY

             TELEPHONE VOTING                        INTERNET VOTING                              VOTING BY MAIL
This method of voting is available      Visit the Internet voting website at         Simply mark, sign and date your proxy
for residents of the U.S. and           http://proxy.georgeson.com. Have your        card and return it in the postage-paid
Canada. On a touch tone telephone,      proxy card ready and follow the              envelope. If you are voting by telephone
call TOLL FREE 1-877-260-0389, 24       instructions on your screen. You will        or the Internet, please do not mail your
hours a day, 7 days a week. Have        incur only your usual Internet charges.      proxy card.
your proxy card ready, then follow      Available until 5:00 pm Eastern Time on
the prerecorded instructions. Your      May 18, 2005.
vote will be confirmed and cast as
you directed. Available until 5:00
pm Eastern Time on May 18, 2005.

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                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

     Please mark votes
|X|  as in this example.

--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 and 4
--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS: Nominees:
                                            FOR all nominees listed        WITHHOLD
01 Jack K. Lemley                           (except as indicated to   authority to vote
02 Richard G. Reiten                             the contrary)         for all nominees
03 Joan H. Smith
04 Thomas J. Wilford                                  [_]                    [_]

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the space provided below.

--------------------------------------------------------------------------------


                                                  FOR   AGAINST   ABSTAIN
2. To ratify the selection of Deloitte &          [_]     [_]       [_]
   Touche LLP as independent registered public accounting firm for the fiscal year ending
   December 31, 2005.

                                                  FOR   AGAINST   ABSTAIN
3. To reapprove the material terms of the         [_]     [_]       [_]
   performance goals under the IDACORP 2000
   Long-Term Incentive and Compensation Plan.

                                                  FOR   AGAINST   ABSTAIN
4. To approve the IDACORP 2000 Long-Term          [_]     [_]       [_]
   Incentive and Compensation Plan, as amended, including the authorization of additional shares.


DATE: _______________________________


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|                                |
----------------------------------
Signature(s) in Box

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|                                |
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Signature of Joint Owner

[Logo]

                                 April 11, 2005
Dear Shareholders of IDACORP:

It is our pleasure to invite you to attend the upcoming 2005 Annual Meeting of Shareholders of IDACORP, Inc. to be held on May 19, 2005, at 10:00 a.m., local time, at the Idaho Power Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Proxy Statement on the following pages. This year IDACORP, Inc. is asking you to elect four Directors, to ratify the selection of an independent registered public accounting firm for the fiscal year ending December 31, 2005, to reapprove the material terms of the performance goals under the IDACORP 2000 Long-Term Incentive and Compensation Plan, and to approve the IDACORP 2000 Long-Term Incentive and Compensation Plan, as amended, including the authorization of additional shares.


YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.

     /s/ Jon H. Miller              /s/ Jan B. Packwood
     -----------------              -------------------
     Jon H. Miller                  Jan B. Packwood
     Chairman of the Board          President and Chief Executive Officer


                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                                  IDACORP, Inc.
          PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 19, 2005
P           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O         Properly executed proxies will be voted as marked and, if not marked,
X         proxies received will be voted "For" proposal (1), to elect four
Y Directors, "For" proposal (2), to ratify the selection of an independent registered public accounting firm for the fiscal year ending December 31, 2005, "For" proposal (3), to reapprove the material terms of the performance goals under the IDACORP 2000 Long-Term Incentive and Compensation Plan, and "For" proposal (4), to approve the IDACORP 2000 Long-Term Incentive and Compensation Plan, as amended, including the authorization of additional shares.

          The undersigned hereby appoints Jan B. Packwood and Thomas R. Saldin, and each of them, proxies with full power of substitution to vote for the undersigned at the Annual Meeting of Shareholders of IDACORP, Inc. and at any adjournment thereof, on the matters set forth in the Proxy Statement and such other matters as may properly come before the meeting; and hereby directs that this proxy be voted in accordance with the instructions herein and in the proxies' discretion on any other matters that may properly come before the meeting.

          Please date, sign and promptly mail in the self-addressed return envelope, which requires no postage if mailed in the United States. Please so indicate following your signature if you are signing in a representative capacity. If shares are held jointly, both owners should sign.

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